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                                                                    EXHIBIT 10.8


THIS CREDIT AGREEMENT is dated 25th October, 1999 between:

(1) GETTY IMAGES, INC. a company incorporated under the laws of Delaware, United States of America with its principal office at 701 N. 34th Street, Suite 400, Seattle, Washington 98103, United States of America (the "PARENT");

(2) THE COMPANIES listed in Part I of Schedule 1 as borrowers (in this capacity together with the Parent each an "ORIGINAL BORROWER");

(3) THE COMPANIES listed in Part II of Schedule 1 as guarantors (in this capacity each an "ORIGINAL GUARANTOR");

(4)      HSBC INVESTMENT BANK plc as arranger (in this capacity the "ARRANGER");

(5)      THE FINANCIAL INSTITUTIONS listed in Schedule 2 as Banks;

(6) HSBC INVESTMENT BANK plc as facility agent for the Banks (in this capacity the "FACILITY AGENT");

(7) HSBC INVESTMENT BANK plc as security agent and trustee for the Banks (in this capacity the "SECURITY AGENT"); and

(8) HSBC BANK plc as overdraft bank (in this capacity the "OVERDRAFT BANK").

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement terms defined above or in Clause 20 (Financial Covenants) have the same meaning when used in this Agreement and:

         "ACCOUNTING DATE" means each 31st March, 30th June, 30th September and 31st December, save as any such date may be adjusted with the agreement of the Facility Agent to avoid an Accounting Date falling on a day which is not a Business Day and/or to ensure that all Accounting Dates fall on the same day of the week.

         "ACCOUNTING PERIOD" in relation to any person means any period of approximately one month, three months or one year for which Accounts of such person are required to be prepared ending, in the case of each three months and each one year period, on an Accounting Date.

         "ACCOUNTS" means at any time the latest audited or unaudited, as the case may be, monthly, quarterly, or annual consolidated accounts of the Group and any other accounts (whether consolidated or unconsolidated) of any member of the Group in each case delivered or required to be delivered to the Facility Agent pursuant to this Agreement, as the context requires.
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         "ACQUIRED ASSETS" means the shares to be acquired by the Parent and/or such directly or indirectly wholly owned subsidiary as the Parent may designate and notify to the Facility Agent pursuant to the terms of the Acquisition Agreements and all other rights, assets and liabilities (tangible and intangible, present and future, actual and contingent), acquired or assumed to be acquired by the Parent and/or such directly or indirectly wholly owned subsidiary as the Parent may designate (and notify to the Facility Agent) pursuant to the Acquisition Agreements.

         "ACQUISITION" means the acquisition of any interest in the share capital (or equivalent) or in the business or undertaking of any company or other person other than the Parent (including, without limitation, any partnership or joint venture).

         "ACQUISITION AGREEMENTS" means the Stock Purchase Agreement and all transfers and other instruments entered into pursuant thereto.

         "ACQUISITION COSTS" means all fees, costs and expenses incurred by the Parent and/or such directly or indirectly wholly owned subsidiary as the Parent may designate and notify to the Facility Agent in connection with the negotiation, preparation, execution, registration and performance of the Acquisition Agreements.

         "ADDITIONAL BORROWER" means a member of the Group which becomes a Borrower in accordance with Clause 17.1 (Additional Borrowers).

         "ADDITIONAL GUARANTOR" means a member of the Group which becomes a Guarantor in accordance with Clause 17.2 (Additional Guarantors).

         "ADVANCE" means the principal amount of each borrowing under this Agreement from the Tranche A Commitments (a "TRANCHE A ADVANCE") or the principle amount thereof outstanding from time to time.

         "AFFILIATE" in relation to any person, means a Subsidiary or a Holding Company of that person and any other Subsidiary of a Holding Company of that person.

         "AGENT" means the Facility Agent or the Security Agent, as the context requires.

         "AGENT'S SPOT RATE OF EXCHANGE" with respect to any Optional Currency on any day, means the spot rate of exchange as determined by the Facility Agent for the purchase of the appropriate amount of such Optional Currency with Dollars in the London Foreign Exchange Market in the ordinary course of business at or about 10.00 a.m. on the day in question.

         "ANNIVERSARY" means an anniversary of the Signing Date.

         "APPLICABLE ACCOUNTING PRINCIPLES" means (i) in respect of any Accounts or projections of the Parent or of the Group as a whole delivered under this Agreement, the accounting principles and practices generally accepted as at the date hereof in the United States of America, and
         (ii) in respect of any other Accounts or projections, the accounting principles and practices generally accepted as at the date hereof in the country in which the company or Holding Company concerned is incorporated.


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         "APPLICABLE MARGIN" means at any time, the percentage rate per annum determined at such time to be the applicable margin in accordance with Clause 8.5 (Applicable Margin and commitment fee)

         "AUDITORS" means PricewaterhouseCoopers or such other firm of independent public accountants of international standing which is agreed between the Parent and the Facility Agent, to audit the annual Accounts of the Parent.

         "AVAILABLE FACILITY AMOUNT" means the amount of the Total Commitment less the aggregate amount of the Original Dollar Amounts of the then outstanding Advances, at such time taking into account any Advances scheduled to be made, repaid or prepaid assuming that the same occurs when due.

         "AVAILABILITY PERIOD" means the period from the date of this Agreement to close of business in London on the Final Maturity Date (both dates included).

         "BANK" means each bank, trust, fund or other financial institution whose name is set out in Schedule 2 or to which rights and/or obligations under this Agreement are assigned or transferred pursuant to Clause 28.2 (Transfers by Banks) or which assumes rights and obligations pursuant to a Novation Certificate provided that upon (i) termination in full of all the Commitments of any such bank, trust, fund or financial institution (and for these purposes the Commitment of any Bank which assigns, transfers or novates all of its rights and/or obligations in accordance with clauses 28.2 (Transfers by Banks) and
         28.3 (Procedure for Novation) shall be deemed to have been terminated in full), and (ii) irrevocable payment in full of all amounts which may be or become payable to such bank, trust, fund or financial institution in any and all capacities under the Finance Documents, such bank, trust, fund or financial institution shall not be regarded as being a Bank for the purposes of determining whether any provision of any of the Finance Documents requiring consultation with or the consent or approval of or instructions from the Banks or the Majority Banks has been complied with.

         "BASE FINANCIAL STATEMENTS" means:

         (a) the audited consolidated accounts dated as at and for the year ended 31st December, 1998, and unaudited consolidated management accounts for the period of 6 months to 30th June, 1999, of The Image Bank Inc. and its Subsidiaries; and

         (b) the unaudited consolidated accounts dated as at and for the year ending 31st December, 1998, and unaudited consolidated management accounts for the period of 6 months to 30th June, 1999, for The Image Bank France S.A. and its Subsidiaries.

         "BORROWER" means an Original Borrower and any Additional Borrower.

         "BORROWER ACCESSION AGREEMENT" means a letter substantially in the form of Part II of Schedule 5 with such amendments as the Facility Agent may approve or reasonably require.

         "BORROWINGS" means (calculated without any double counting) any indebtedness (including any interest and other charges relating thereto) in respect of:

         (a)      moneys borrowed or raised and debit balances at banks;


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         (b)      any debenture, bond, bill, note, loan stock or other security;

         (c)      any acceptance or documentary credit;

         (d) receivables sold or discounted (otherwise than on a non-recourse basis);

         (e) the acquisition cost of any asset or service to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment (i) is arranged primarily as a method of raising finance or financing the acquisition of that asset or (ii) is normal in the trade concerned and the advance is paid more than 180 days before, or the deferred payment is paid more than 180 days after, the due date of acquisition or possession of such asset;

         (f) finance leases and hire purchase and other arrangements treated as finance leases in accordance with the Applicable Accounting Principles;

         (g) currency or interest rate swap, cap, collar or hedging arrangements or financial futures transactions;

         (h) any other transaction having the commercial effect of a borrowing (whether involving money or commodities); or

         (i) any guarantee, indemnity, letter of credit or similar assurance against financial loss of any person in respect of any indebtedness falling within paragraphs (a) to (h) inclusive and any legally binding agreement to maintain the solvency of any person whether by investing in, lending to or purchasing any assets of such person to the extent that the same are treated as borrowings in accordance with Applicable Accounting Principles, provided that for the purposes of the calculation of Consolidated Total Borrowings (as defined in Clause 20.1 (Financial Definitions)) items falling within paragraph (g) shall be excluded, and for the purposes of Clause 21.1(d) (Cross-default) items falling within paragraph (g) shall only be included to the extent of the net amount owing to any counterparty under any such transaction (to the extent that the underlying contract provides for net payments).

         "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London and:

         (a)      (i)      if a payment or other transaction in Dollars is
                           required, in New York; or

                  (ii) if a payment or other transaction involving an Optional Currency (other than euros) is required, in the principal financial centre of the country of that Optional Currency; or

         (b) if a payment or other transaction involving euros is required, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (TARGET) is operating (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Facility Agent to be a suitable replacement).

         "CAPITAL EXPENDITURE" means any expenditure which is treated as capital expenditure in the audited consolidated Accounts of the Group in accordance with the Applicable Accounting Principles.

         "CASH EQUIVALENT INVESTMENTS" means:

         (a) debt securities (denominated in Dollars, Sterling or another Optional Currency) issued or guaranteed by the government of the country of the currency concerned having not more than 6 months to final maturity and which are not convertible into any other form of security;

         (b) debt securities (denominated in Dollars, Sterling or another Optional Currency) which have not more than 60 days to final maturity, are not convertible into any other form of security, are rated at least P1 (Moody's Investors Services Inc.) or A-1 (Standard & Poor's Corporation) and are not issued or guaranteed by any member of the Group; or

         (c) such other securities (if any) as are approved as such in writing by the Facility Agent.

         "CHIEF EXECUTIVE OFFICER" means the chief executive officer of the Parent from time to time.

         "CHIEF FINANCIAL OFFICER" means the chief financial officer of the Parent from time to time.

         "CLOSING DATE" means the date on which the TIB Acquisition completes in accordance with Section 2.5 of the Stock Purchase Agreement.

         "COMMITMENT" means in relation to a Bank, its Tranche A Commitment as reduced or increased from time to time pursuant to any Novation Certificate or other transfer under Clause 28.2 (Transfers by Banks) to which such Bank is party, and to the extent not otherwise cancelled, reduced or terminated under this Agreement.

         "DANGEROUS SUBSTANCE" means any radioactive emissions, noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste.

         "DEFAULT" means an Event of Default or an event which, with the giving of notice, lapse of time or fulfilment of any other applicable condition stated in any Finance Document or combination of the foregoing would constitute an Event of Default, provided that any such event which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default until that condition is satisfied.

         "DOLLARS" and "U.S.$" means the lawful currency for the time being of the United States of America.


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         "DOLLAR EQUIVALENT" in relation to all amounts expressed or denominated in an Optional Currency, means the equivalent thereof in Dollars converted at the Agent's Spot Rate of Exchange on the date of the relevant calculation (and, if used in relation to an amount expressed or denominated in Dollars, such amount).

         "DRAWDOWN DATE" in relation to each Advance, means the date specified as such in the relevant Request or on and after the making of such Advance pursuant to such Request, the date on which it was made.

         "EMU" means Economic and Monetary Union as contemplated by the Treaty.

         "EMU LEGISLATION" means legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency.

         "ENCUMBRANCE" means any mortgage, pledge, lien, charge, assignment for the purpose of providing security, hypothecation, right in security, security interest or trust arrangement for the purpose of providing security, and any other security agreement or other arrangement having the effect of providing security (including, without limitation, the deposit of monies or property with a person with the primary intention of affording such person a right of set-off or lien).

         "ENVIRONMENT" means all, or any of, the following media, the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

         "ENVIRONMENTAL CLAIM" means any claim by any person:

         (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

         (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings.

         "ENVIRONMENTAL CONTAMINATION" means each of the following and their consequences:

         (a) any release, discharge, emission, leakage or spillage of any Dangerous Substance at or from any site owned, occupied or used by any member of the Group into any part of the Environment; or

         (b) any accident, fire, explosion or sudden event at any site owned, occupied or used by any member of the Group which is directly or indirectly caused by or attributable to any Dangerous Substance; or

         (c)      any other pollution of the Environment.

         "ENVIRONMENTAL LAW" means all laws (including, without limitation, common law), regulations, directives, codes of practice, circulars, guidance notices and the like having legal effect concerning the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

         "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974 as amended from time to time, or any successor statute thereto and any regulations promulgated thereunder.

         "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA), whether or not incorporated, which is under common control or would be considered a single employer with any Obligor domiciled in the United States within the meaning of Section 414(b), (c), (m) or (o) of the IRC and regulations promulgated under those sections or within the meaning of Section 4001(b) of ERISA.

         "ERISA EVENT" means (i) a Reportable Event; (ii) the failure to meet the minimum funding standard of Section 412 of the IRC with respect to any Plan (whether or not waived in accordance with Section 412(d) of the IRC) or the failure to make by its due date a required instalment under Section 412(m) of the IRC with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any U.S. Obligor or any of their respective ERISA Affiliates from any Plan with two or more contributing sponsors or the termination of any such Plan resulting in material liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Plan, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the imposition of material liability on any U.S. Obligor or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;
         (vii) the withdrawal of any U.S. Obligor or any of the respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability therefor, or the receipt by any U.S. Obligor or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganisation or insolvency pursuant to Section 4241 or 4245 or ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA with respect to which any US Obligor would have material liability; (viii) the occurrence of an act or omission which could give rise to the imposition on any U.S. Obligor or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the IRS or under Section 409, 502(c), (i) or (l), or 4071 of ERISA in respect of any Plan, (ix) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any U.S. Obligor or any of their respective ERISA Affiliates in connection with any Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Plan (or any other employee benefit plan intended to be qualified under Section 401(a) of the IRC) to qualify under Section 401(a) of the IRC, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the IRC; or (xi) the imposition of a lien pursuant to Section 401(a)(29) or 412(n) of the IRC or pursuant to ERISA with respect to any Plan.

         "EURO" means the single currency introduced on 1st January, 1999 as contemplated by the Treaty.

         "EURO-DOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System of the U.S.A. (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" as specified in Regulation D (or in respect of any other category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

         "EURO UNIT" means a unit of the euro as defined in EMU legislation.

         "EVENT OF DEFAULT" means an event specified as such in Clause 21.1 (Events of Default).

         "EXCLUDED INTELLECTUAL PROPERTY" means any trade names, trade marks and service marks (whether registered or not and including all applications for the same) which include the name or mark "GETTY", "GETTY COMMUNICATIONS" or "GETTY IMAGES", or a design consisting of the letter "G" in a circle and including any future trade names, trade marks and service marks incorporating "GETTY", "GETTY COMMUNICATIONS" or "GETTY IMAGES" or the aforementioned design.

         "EXECUTIVE" means each of Jonathan Klein, Mark Getty and Christopher Roling or their respective replacements from time to time.

         "EXECUTIVE OFFICER" means either of the Chief Executive Officer, the Executive Chairman or the Chief Financial Officer.

         "EXISTING FACILITIES" the Existing Revolving Credit Facility and Existing Overdraft Facility.

         "EXISTING REVOLVING CREDIT FACILITY" means the U.S.$20 million revolving Credit Facility made available by HSBC Bank plc to the Parent pursuant to a loan agreement dated 12th April, 1999 (as amended on 23rd August, 1999).

         "EXISTING OVERDRAFT FACILITY" means the (pound)2 million overdraft and forward foreign exchange contracts line of (pound)5 million facility made available by HSBC Bank plc to, inter alios, Getty U.K. pursuant to a facility letter dated 7th January, 1999.

         "EXISTING OVERDRAFT FACILITY AGREEMENT" means the facility letter dated 7th January, 1999 pursuant to which the Existing Overdraft Facility was made available to, inter alios, Getty UK.

         "FACILITY" means the facility to draw Tranche A Advances referred to in Clause 2.1 (Facilities).

         "FACILITY OFFICE" in relation to any Bank, means the office specified as such in Schedule 2 or in the Novation Certificate by which such Bank becomes a party hereto or such other office notified by such Bank to the Facility Agent by not less than 5 Business Days' notice as the office through which it will perform all or any of its obligations under this Agreement.

         "FEE LETTER" means the letter referred to in Clauses 23.1 (Arrangement fee) and 23.3 (Agency fees).

         "FINAL MATURITY DATE" means 25th October, 2002 being the date of the third Anniversary.

         "FINANCE DOCUMENTS" means this Agreement, the Fee Letter, the Novation Certificates, the Borrower Accession Agreements, the Guarantor Accession Agreements, the Security Documents, and any other document designated as such by the Facility Agent, which term for the purposes of the definition of "Security Documents" (including all references to Finance Documents wheresoever used in the Security Documents) and Clauses 1.2(iv) Constructions, 1.2(b) (Construction), 16 (Guarantee), 18.1(x) (Senior Indebtedness/Designated Senior Indebtedness), 19.12 (Third Party Guarantees), 19.20(c) (Environmental matters), 19.25 (Compliance with laws), 19.31 (UCC filings), 22 (the Agent and the Arranger) and 37 (Senior Indebtedness/Designated Senior Indebtedness) shall also include the Existing Overdraft Facility Agreement and any Hedging Document. For the avoidance of doubt, the Facility Agent will not designate the Existing Overdraft Facility Agreement or any Hedging Document a "Finance Document" in any other context than as provided herein, without the consent of the Obligors' Agent.

         "FINANCE PARTY" means the Arranger, each Bank, the Facility Agent and the Security Agent (together the "FINANCE PARTIES"), which term for the purposes of Clauses 16 (Guarantee), 22 (The Agents and the Arranger) and 24.2 (Enforcement Costs) shall include the Overdraft Bank and any Hedging Bank

         "FINANCIAL FORECASTS" means the document of the same title in the agreed form.

         "GETTY U.K." means Getty Communications Limited, a company incorporated in England with registered number 3005770.

         "GROUP" means the Parent and its Subsidiaries.

         "GUARANTOR" means an Original Guarantor and any Additional Guarantor.

         "GUARANTOR ACCESSION AGREEMENT" means a deed substantially in the form of Part III of Schedule 5 with such amendments as the Facility Agent may approve or reasonably require.

         "HEDGING BANK" means any Bank in its capacity as the provider of hedging facilities for the hedging of exposures arising pursuant to this Agreement.

         "HEDGING DOCUMENTS" means all currency swap, interest rate swap and/or interest cap and/or other hedging agreements entered into or to be entered into by any Obligor with a Hedging Bank for the hedging of exposures arising pursuant to the terms of this Agreement, in each case as, and including, any instrument pursuant to which the same are novated, varied, supplemented or amended from time to time.

         "HOLDING COMPANY" means an entity of which another person is a Subsidiary.

         "INFORMATION MEMORANDUM" means the information memorandum to be prepared by the Parent and delivered to the Arranger and the Banks in connection with this Agreement and general syndication of the Facilities.

         "INTELLECTUAL PROPERTY RIGHTS" means all know-how, patents, trademarks, service marks, designs, business names, topographical or similar rights, copyrights and other intellectual property rights and any interests (including by way of licence) in any of the foregoing (in each case whether registered or not and including all applications for the same) of any member of the Group.

         "INTEREST" means:

         (a)      interest and amounts in the nature of interest accrued;

         (b) prepayment penalties or premiums incurred in repaying or prepaying any Borrowings;

         (c) discount fees and acceptance fees payable or deducted in respect of any Borrowings (including all fees payable in connection with any letter of credit or guarantee); and

         (d) any other costs, expenses and deductions of the like effect (excluding the interest element of finance leases (unless and until the amount of any such leases permitted by Clause 19.11(b) (Leases) is increased, with the consent of the Majority Banks, above U.S.$3,000,000)) and any net payment (or, if appropriate in the context, receipt) under any interest rate hedging agreement or instrument taking into account any premiums payable for the same and the interest element of any net payment (plus or minus any accrued exchange gains or losses) under any currency hedging instrument or arrangement, and "INTEREST" includes commitment and non-utilisation fees (including, without limitation, those payable hereunder) but excludes agent's and front-end, management, arrangement and participation fees with respect to any Borrowings (including, without limitation, those payable hereunder).

         "IRC" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute and any regulations promulgated thereunder.

         "LIBOR" in relation to any Advance or unpaid sum:

         (a) the rate per annum of the offered quotation for deposits in the currency of the relevant Advance or unpaid sum for a period equal or comparable to the required period which appears on Telerate Page 3750 or Telerate Page 3740 (as appropriate) at or about 11.00 a.m. on the applicable Rate Fixing Day; or

         (b) if the rate cannot be determined under paragraph (a) above, the rate, expressed as a percentage determined by the Facility Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the respective rates notified to the Facility Agent by each of the Reference Banks quoting (provided that at least two Reference Banks are quoting) as the rate at which it is offering deposits in the required currency and for the required period to prime banks in the London interbank market at or about 11.00 a.m. on the Rate Fixing Day for such period, and, for the purposes of this definition:

         (i) "REQUIRED PERIOD" means the Term of an Advance or such period in respect of which LIBOR falls to be determined in relation to any unpaid sum; and

         (ii) "TELERATE PAGE 3750" means the display designated as Page 3750, and "TELERATE PAGE 3740" means the display designated as Page 3740, in each case on the Telerate Service (or such other pages as may replace page 3750 or Page 3740 on that service or such other service as may be nominated by the British Bankers' Association (including the Reuters Screen) as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in the currency concerned).

         "MAJORITY BANKS" means, at any time, Banks the aggregate of whose
         Commitments:

         (a) represent by value at least 66 2/3 per cent. of the Total Commitments; or

         (b) if the Total Commitments have been reduced to zero, represented by value at least 66 2/3 per cent. of the Total Commitments immediately before the reduction.

         "MANDATORY COST" means in relation to an Advance the cost (if any) of compliance with the cash ratio deposit requirements of the Bank of England and the amount (if any) of fees payable to the Financial Services Authority during its term, determined in accordance with
         Schedule 7.

         "MATERIAL ADVERSE EFFECT" means any effect which is, or is reasonably likely:

         (a) to be materially adverse to (i) the ability of any Obligor to perform its payment and other material obligations under any of the Finance Documents, or (ii) the ability of the Parent to comply with its obligations under Clause 20 (Financial Covenants), or (iii) the business, assets or financial condition of the Parent, or the Group taken as a whole; and/or

         (b) to result in any of the Finance Documents not being legal, valid and binding on, and enforceable substantially in accordance with its terms against, any party to that Finance Document and/or (in the case of Security Documents) not providing to the Security Agent for itself and on behalf of the Banks, perfected, enforceable security over the assets purported to be covered by that Security Document, in a manner and to an extent reasonably considered by the Majority Banks to be materially adverse to their interests under the Finance Documents.

         "MATERIAL SUBSIDIARY" means:

         (a)      each Borrower (other than the Parent); and

         (b)      each member of the Group:

                  (i) whose unconsolidated pre-tax profits in any annual Accounting Period are equal to 5 per cent. of Consolidated EBITDA (as defined in Clause 20.2 (Financial Covenants) of the Group; or

                  (ii) whose book value of gross assets is 5 per cent. or more of the consolidated gross assets of the Group,

                  all as shown (in the case of any Subsidiary) in its most recent quarterly and annual Accounts and (in the case of the Group) in the most recent annual consolidated Accounts of the Group. For the purposes of this definition:

                  (1) in the case of a company which itself has Subsidiaries, the calculation shall be made by using the actual consolidated pre-tax profits or gross assets, as the case may be, of it and its Subsidiaries and in accordance with the Applicable Accounting Principles;

                  (2) each Subsidiary named in Schedule 8 or, if later, in the latest annual list of Material Subsidiaries provided by the Parent to the Facility Agent pursuant to Clause 19.2(d)(i)(B) (Financial Information) shall be deemed to be a Material Subsidiary until either the next list of Material Subsidiaries is delivered to the Agent or it is shown to the Facility Agent's reasonable satisfaction not to be a Material Subsidiary determined in accordance with the most recent quarterly or annual statements referred to above; and

                  (3) any member of the Group which is not a Material Subsidiary and to which any Material Subsidiary sells, transfers or otherwise disposes of any fixed assets in any transaction or series of transactions (related or not) which results in the transferee company meeting the test referred to in (b)(ii) above (calculated by reference to the last set of accounts of the relevant transferee company referred to in paragraph (b)(1) above but taking into account such transfer) shall be deemed to be a Material Subsidiary (and the Material Subsidiary which sells, transfers or otherwise disposes of such assets shall be deemed to continue to be a Material Subsidiary) unless and until it is shown (in each such case) to the Facility Agent's reasonable satisfaction not to be a Material Subsidiary under paragraph (b) above.

         "MATURITY DATE" means the last day of the Term of an Advance.

         "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA.

         "NATIONAL CURRENCY UNIT" means the unit of currency (other than a euro unit) of a Participating Member State.

         "NON-EQUITY CONSIDERATION" means any consideration other than the issue after the date of this Agreement of equity share capital of the Parent or the cash proceeds of such an issue of equity share capital.

         "NON-OBLIGOR" means each member of the Group which is not an Obligor.

         "NOVATION CERTIFICATE" has the meaning given to it in Clause 28.3 (Procedure for novation).

         "OBLIGOR" means any Borrower and any Guarantor.

         "OBLIGORS' AGENT" means the Parent appointed to act on behalf of each Obligor pursuant to Clause 2.4 (Obligors' Agent).

         "OPTIONAL CURRENCY" means Sterling, euros or other freely available European currencies (excluding national currency units).

         "ORIGINAL DOLLAR AMOUNT", in relation to any amount means:

         (a) (if denominated in Dollars) the principal amount which is, or is to be, outstanding or drawn; or

         (b) (if denominated in an Optional Currency) the Dollar Equivalent of the principal amount which is, or is to be, outstanding or drawn calculated, in the case of an Advance, three Business Days prior to the Drawdown Date for the making of that Advance or, in the case of any other amount, three Business Days prior to the date on which the calculation is made.

         "PARTICIPATING MEMBER STATE" means a member state of the European Communities that adopts, or has adopted the euro as its currency in accordance with EMU legislation.

         "PARTY" means a party to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ENCUMBRANCES" means:

         (a)      Encumbrances constituted or evidenced by the Security
                  Documents;

         (b) Encumbrances expressly permitted in writing by the Facility Agent (acting on the instructions of the Majority Banks), provided that the principal amount of the indebtedness secured by such Encumbrances shall not at any time be increased beyond the amount expressly so permitted;

         (c) Encumbrances arising by operation of law in the ordinary course of business and not as a result of any default or omission on the part of any member of the Group;

         (d) Encumbrances over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of trade;

         (e) Encumbrances over credit balances on bank accounts of members of the Group created in order to facilitate the operation of such bank accounts and other bank accounts of such members of the Group with such banks on a net balance basis with credit balances and debit balances on the various accounts being netted off for interest purposes or Encumbrances over credit balances on bank accounts pursuant to the standard terms and conditions of such bank of general application to its corporate customers

         (f) Encumbrances over assets acquired after the Signing Date and existing at the date of acquisition but not created in contemplation of their acquisition, provided that (A) any such Encumbrances are disclosed in writing to the Banks prior to acquisition of the relevant assets and (B) the principal amount secured by any such Encumbrance shall not be increased beyond the amount secured thereby at the date of such acquisition and (C) such Encumbrances are released and discharged within three months of the date of such acquisition, unless the Majority Banks otherwise consent;

         (g) Encumbrances in existence at the Signing Date in favour of the Adobe Systems Inc created by Eyewire, Inc;

         (h) Encumbrances arising pursuant to the terms of the Existing Facilities provided that all such Encumbrances are discharged as soon as practicable on or after the date on which all the respective obligations under each of the Existing Facilities are discharged;

         (i)      rights of set-off arising in the normal course of business;
                  and

         (j)      Encumbrances not otherwise permitted pursuant to paragraphs
                  (a)-(i) (inclusive) above together securing indebtedness in an aggregate principal amount at any time outstanding not exceeding U.S.$5,000,000 (or its equivalent in other currencies).

         "PLAN" means an "employee pension benefit plan" within the meaning of
         Section 3(2) of ERISA which is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the IRC.

         "PRIMARY SYNDICATION PERIOD" means the period ending on the date the Arranger notifies the Parent that general syndication of the Facilities is completed.

         "PROFORMA ACCOUNTS" means the form of monthly and quarterly consolidated management Accounts of the Group in the format and with the headings and level of information agreed by the Parent and the Facility Agent from time to time (or if not so agreed as reasonably required by the Facility Agent).

         "PROSPECTUS" means the Form S-3 prospectus of the Parent, filed on 29th September, 1999 in relation to the issue of certain shares of common stock in the Parent to be quoted on the NASDAQ National Market to be issued in relation to the TIB Acquisition.

         "PURCHASE PRICE" means the consideration of US$183,000,000 less the US$1,000,000 deposit (together with interest thereon) payable on the Closing Date in respect of the purchase of the Acquisition Assets.

         "QUALIFYING BANK" means a bank as defined in Section 840A of the Income and Corporation Taxes Act 1988 which is within the charge to United Kingdom corporation tax as regards interest payable or paid to it under the Finance Documents and is beneficially entitled to such interest.

         "RATE FIXING DAY" means:

         (a)      the Drawdown Date for an Advance denominated in Sterling; or

         (b) the second Business Day before the Drawdown Date for an Advance denominated in a currency other than Sterling,

         or such other day as the Facility Agent, after consultation with the Parent and the Banks, may designate as market practice in the relevant interbank market for leading banks to give quotations in the relevant currency for delivery on the relevant Drawdown Date.

         "RATIO PERIOD" has the meaning given to it in Clause 20.2 (Financial Covenants).

         "RECOGNISED BANK" in respect of Advances made available to any Borrower, means a bank, fund, trust or other financial institution which is:

         (i) (in the case of a Borrower not resident in the United Kingdom for tax purposes) for the time being lending through an office, branch, Affiliate or agency in the jurisdiction of incorporation of the relevant Borrower; or

         (ii) (in the case of a Borrower resident in the United Kingdom for tax purposes) a Qualifying Bank; or

         (iii) (if such bank, fund, trust or other financial institution complies with neither (i) nor (ii) above):

                  (A) at the time the bank, fund, trust or financial institution becomes a Party, is incorporated in a country with which the jurisdiction of incorporation of such Borrower has an appropriate double taxation treaty which provides at such time under its terms for exemption from that jurisdiction's income Tax on that jurisdiction's source interest for an entity such as such bank, fund, trust or other financial institution when acting through the office, branch, Affiliate or agency through which it is acting; and

                  (B) prior to the first date after the date on which it became a party to this Agreement on which any interest on any of the Advances to such Borrower in which it has a participation is payable, has made and filed an appropriate application for exemption (as contemplated by Clause 11.5 (Double tax treaty filings)) under such treaty (or would have done so but for any failure by such Borrower to comply with its obligations under Clause 11.5 (Double tax treaty filings)).

         "REFERENCE BANKS" subject to Clause 28.4 (Reference Banks), means the principal London offices of HSBC Bank plc, and any two such other Banks as may be agreed between the Facility Agent and the Parent.

         "REPORTABLE EVENT" shall have the meaning set forth in Section 4043(b) of ERISA for which the PBGC has not waived the notice requirement of
         Section 4043(a) of ERISA.

         "REQUEST" means a request made by the Obligors' Agent on behalf of a Borrower for an Advance, substantially in the form of Schedule 4.

         "REQUESTED AMOUNT" means the amount requested for drawing by a Borrower in a duly completed Request.

         "RESERVATIONS" means the qualifications set out in the legal opinions listed or referred to in Schedule 3.

         "RESERVE ASSET COSTS" means:

         (a) in relation to any Advance or overdue amount for any period, the Mandatory Cost applicable to that Advance or overdue amount;

         (b) without double counting in relation to any Advance or overdue amount for any period denominated in Dollars to a U.S. Obligor made available by a United States incorporated Bank or a United States branch of a non-United States incorporated Bank, the cost, if any, notified by that Bank to the Facility Agent as the cost to it of complying with Regulation D attributable to such Advance; and

         (c) without double counting in relation to any Advance or overdue amount for any period, the cost, if any, notified by any Bank to the Facility Agent as the cost to it of complying with the reserve asset and other regulatory requirements of the European Central Bank in relation to that overdue amount or Advance or any class of Advances of which that Advance forms part, but no Bank is entitled to receive an amount under more than one of the above paragraphs in respect of the same Advance or overdue amount for the same period unless there is a change in, or introduction of, any relevant law or regulation after the Signing Date.

         "ROLLOVER ADVANCE" means any Tranche A Advance requested under this
         Agreement:

         (a) in respect of which the Drawdown Date is the last day of the Term in respect of any outstanding Advance;

         (b) which is denominated in the same currency as such outstanding Advance; and

         (c) the amount of which is equal to or less than the amount of such outstanding Advance.

         "SECURITY DOCUMENTS" means the share charges and other security documents identified in Schedule 6, together with such other security documents as may be required to be entered into by any Obligor pursuant to any of the Finance Documents.

         "SHARES" means each and any of the shares in the capital of the Parent.

         "SIGNING DATE" means the date of this Agreement.

         "STERLING" and "(POUND)" means the lawful currency for the time being of the United Kingdom.

         "STOCK PURCHASE AGREEMENT" means the stock purchase agreement dated 20th September, 1999 made between the Parent, Eastman Kodak Company and Kodak S.A., providing, inter alia, for the purchase by the Parent and/or such wholly-owned subsidiary as the Parent may designate and notify to the Facility Agent of the entire issued share capital of The Image Bank, Inc. and the Image Bank France S.A.

         "STRUCTURE MEMORANDUM" means the memorandum and corporate chart in the form delivered to the Facility Agent on or before the Signing Date.

         "SUBORDINATED LOAN NOTES" means the US$75,000,000 4.75 per cent. Convertible Subordinated Notes due June 2003 issued by the Parent on 20th May, 1998.

         "SUBSIDIARY" in relation to any person, means any entity which is controlled directly or indirectly by that person or of whose dividends or distributions that person is entitled to receive more than 50 per cent. and any entity (whether or not so controlled) treated as a subsidiary in the latest Accounts of that person from time to time (provided that such entity or that person's interest in such entity has not been disposed of after the date of such Accounts in accordance with the Finance Documents), and "CONTROL" for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to direct management to comply with the type of material restrictions and obligations contemplated in this Agreement or to determine the composition of a majority of the board of directors (or like board) of such entity, in each case whether by virtue of ownership of share capital, contract or otherwise.

         "TARGET GROUP" means The Image Bank, Inc and The Image Bank France S.A. together with their respective Subsidiaries.

         "TAXES" means all taxes, imposts, duties, levies, charges, deductions and withholdings in the nature or on account of tax, together with all interest thereon and penalties with respect thereto (and "TAX" shall be construed accordingly).

         "TERM" means the period selected by the Obligors' Agent in a Request for which an Advance is to be outstanding.

         "THE IMAGE BANK INC." means The Image Bank Inc., a corporation incorporated under the laws of New York.

         "THE IMAGE BANK FRANCE, S.A." means The Image Bank France S.A., a corporation incorporated under the laws of France.

         "TIB ACQUISITION" means the acquisition of the Acquired Assets by the Parent and/or such directly or indirectly wholly owned Subsidiary as the Parent may designate (and notify to the Facility Agent) pursuant to the Acquisition Agreements.

         "TOTAL COMMITMENTS" means the aggregate of all Banks' Tranche A Commitments from time to time under the Facility.

         "TRANCHE A" means the revolving credit facility referred to in Clause 2.1(a) (Facilities).

         "TRANCHE A COMMITMENT" means the amount appearing and designated as such against the Bank's name in Column 1 of Schedule 2 or in the Novation Certificate or other document by which it became a party to or acquired rights under this Agreement, to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

         "TRANSACTION DOCUMENTS" means the Finance Documents and the Acquisition Agreements.

         "TREATY" means, the Treaty Establishing the European Community being the Treaty of Rome of 25th March, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7th February, 1992 and came into force on 1st November,
         1993), as amended from time to time.

         "TREATY COUNTRY" means each state described as a participating Member State in any EMU legislation, whether in the first wave or subsequently.

         "U.K." or "UNITED KINGDOM" means the United Kingdom of Great Britain and Northern Ireland.

         "U.K. GROUP" means Getty U.K. and its Subsidiaries from time to time.

         "U.S. BORROWER" means each Borrower incorporated in the United States of America (or any of its states or territories or any political or legal sub-division thereof).

         "U.S. OBLIGOR" means each Obligor incorporated in the United States of America (or any of its states or territories or any political or legal sub-division thereof).

         "U.S. CODE" means the United States Internal Revenue Code of 1986 as amended.

         "U.S. PERSON" means a person who is a citizen or resident of the United States of America and any corporation or other entity created or organised in or under the laws of the United States of America or any political or legal sub-division thereof.

         "UNITED STATES" means the United States of America.

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) "ASSETS" includes properties, revenues and rights of every description present, future and contingent;

                  an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

                  a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if such period starts on the last day in a calendar month or there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in such later calendar month;

                  a "REGULATION" includes any regulation, rule, order, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (ii) a provision of a law is a reference to that provision as amended or re-enacted;

         (iii) a Clause or a Schedule is, unless otherwise specified, a reference to a clause of or a schedule to this Agreement;

         (iv) a Finance Document or any other document is a reference to that Finance Document or that other document as amended, novated or supplemented from time to time (including, where relevant by any Borrower Accession Agreement, Guarantor Accession Agreement and/or Novation Certificate);

         (v)      a time of day is a reference to London time;

         (vi) words importing the singular shall include the plural and vice versa;

         (vii) a document in an "AGREED FORM", is a reference to such document either in a form previously agreed in writing by or on behalf of the Parent and the Facility Agent or in form and substance satisfactory to the Banks;

         (viii) a Party or other person includes, unless otherwise provided in this Agreement, such Party's or person's permitted successors, assigns, transferees or substitutes; and

         (ix) the "EQUIVALENT IN OTHER CURRENCIES" or like terms shall, unless otherwise agreed or the context otherwise requires, mean the Dollar Equivalent of the relevant amount in other currencies.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.       THE FACILITIES

2.1      FACILITIES

         Subject to the terms of this Agreement, the Banks agree to make available, during the Availability Period a revolving credit facility under which the Banks shall, when requested by the Obligors' Agent pursuant to a Request, make to the Parent or any Additional Borrower, Tranche A Advances in Dollars or an Optional Currency up to an aggregate amount not exceeding the Tranche A Commitments.

2.2      OVERALL FACILITY LIMIT

(a) The aggregate Original Dollar Amount of all outstanding Advances shall not exceed at any time the Total Commitments.

(b) No Bank is obliged to participate in an Advance if it would cause the Original Dollar Amount of its participations in the Advances to exceed its Commitment.

2.3      NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.4      OBLIGORS' AGENT

(a) Each Obligor (other than the Parent) irrevocably authorises the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises (i) the Parent on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions (including, in the case of a Borrower, Requests) to execute on its behalf any Finance Document and to enter into any agreement in connection with the Finance Documents notwithstanding that the same may affect such Obligor, without further reference to or the consent of such Obligor, and (ii) each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Parent on its behalf, and, in each such case, such Obligor will be bound thereby as though such Obligor itself had given such notice and instructions, executed such agreement or received any such notice, demand or other communications.

(b) Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors' Agent under this Agreement, or in connection with this Agreement (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under this Agreement) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

2.5      CHANGE OF CURRENCY

(a) If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

         (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent; and

         (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent acting reasonably.

(b) If a change in any currency of a country occurs, this Agreement will be amended to the extent the Facility Agent, acting in good faith, specifies to be necessary, to reflect the change in currency and to put the Banks in the same position, so far as possible, that they would have been in if no change in currency had occurred.

2.6      EXISTING OVERDRAFT FACILITY

         (a) The Finance Parties acknowledge that the Overdraft Bank has made available the Existing Overdraft Facility to certain members of the Group consisting of:

                  (i) a sterling overdraft and/or bills for negotiation and/or engagements of (pound)2,000,000 (on a net basis); and

                  (ii) a forward foreign exchange contracts line of (pound)5,000,000,

                  and the Overdraft Bank will be entitled to share in the security pari passu with the Banks under the Security Documents pro rata in respect of claims under the Existing Overdraft Facility within those limits.

         (b) Notwithstanding any other provision of any Finance Document (including but not limited to the Security Documents);

                  (i) the Overdraft Bank will not have any right to require the Security Trustee to enforce any security under the Security Documents unless the Facility Agent has served notice under Clause 21.2 (Acceleration) on any Obligor;

                  (ii) the Overdraft Bank will be entitled to exercise any rights it may have under the Existing Overdraft Facility (in priority to the security constituted by the Security Documents) to net-off credit balances of members of the Group held by the Overdraft Bank against outstandings under the Existing Overdraft Facility without any obligation to account under the Security Documents, Clause 31 (Pro-rata sharing) or otherwise to any other Finance Party;

                  (iii) the Overdraft Bank is entitled to close out foreign exchange contracts with any Obligor entered into under paragraph (a)(ii) at any time and net off payments due to be received under such contracts against payments to be made in priority to the security constituted by the Security Documents without any obligation to account under the Security Documents, Clause 31 (Pro-rata sharing) or otherwise to any other Finance Party.

2.7      TRANCHE A COMMITMENT

         (a) The Tranche A Commitment of HSBC Bank plc in its capacity as a Bank as at the Signing Date will be US$50,000,000 (unless it agrees in writing with the Parent to increase its Tranche A Commitment up to a specified amount).

         (b) If and to the extent other banks or financial institutions (each a "NEW BANK") are willing to commit to participate in Tranche A following syndication efforts by the Arranger then, upon any Novation Certificate signed by a New Bank taking effect in relation to Tranche A, the New Bank will be treated as having taken a transfer from HSBC Bank plc of the Tranche A Commitment specified in that Novation Certificate as though HSBC Bank plc had increased its Tranche A Commitment by the amount such New Bank is willing to so commit immediately prior to the Novation Certificate taking effect.

         (c) Commitment fee in respect of such undrawn part of the Tranche A Commitment increased pursuant to this Clause 2.7 will accrue under Clause 23.2 (Commitment Fee) in relation to:

                  (i) the Tranche A Commitment of any New Bank, with effect on and after the effective date of the relevant Novation Certificate; and

                  (ii) any Tranche A Commitment which HSBC Bank plc agrees to as contemplated in paragraph (a) above, with effect on and after the date it agrees in writing to accept that increased Tranche A Commitment;

         (d) Nothing in this Clause 2.7 will oblige HSBC Bank plc in its capacity as a Bank to make any Advance under Tranche A which would result in the principal amount outstanding under Tranche A being in excess of US$50,000,000 at any time (except to the extent it has agreed in writing to accept a Tranche A Commitment in excess of such amount).

3.       PURPOSE

(a) The proceeds of each Advance under Tranche A shall be applied in or towards the general corporate purposes of the Group including, but without limitation, Acquisitions (but not including the TIB Acquisition) and working capital provided that US$20,000,000 may only be borrowed to repay the Existing Revolving Credit Facility in the amounts and on the dates set out in Schedule 9 (and the Facility Agent is hereby irrevocably authorised to apply those borrowings in payment direct to HSBC Bank plc to repay the Existing Revolving Credit Facility accordingly).

(b) Without affecting the obligations of any Obligor in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Advance.

4.       CONDITIONS PRECEDENT

4.1      CONDITIONS PRECEDENT TO DRAWDOWN

(a) Subject to paragraph (b) below, the obligations of each Finance Party to the Obligors under this Agreement are subject to the conditions precedent that the Facility Agent shall have received all of the documents set out in Part I of Schedule 3 in form and substance satisfactory to the Facility Agent (acting reasonably) and the representations and warranties in Clause 18 (Representation and Warranties) are correct as at the Signing Date.

(b) The Finance Parties shall not be obliged to participate in any Tranche A Advance which would result in the principal amount outstanding under Tranche A being in excess of US$50,000,000 until the date upon which the Facility Agent has (i) received all of the documents set out in
         Part 1A of Schedule 3 in form and substance satisfactory to the Facility

         Agent (acting reasonably) and (ii) the Tranche A Commitments have been increased pursuant to the terms of Clause 2.7 (Tranche A Commitment).

4.2      CONDITIONS PRECEDENT TO EACH ADVANCE

         The obligations of the Finance Parties to participate in any Advance are subject to the further conditions precedent that both at the date of the Request for such Advance (if applicable) and at the Drawdown Date for the relevant amount:

         (a) except in the case of a Rollover Advance, the representations and warranties in Clause 18 (Representations and warranties) to be repeated on those dates are correct and will be correct immediately after the Advance is made by reference to the facts and circumstances then existing;

         (b) except in the case of a Rollover Advance, no Default is outstanding which has not been waived by the Facility Agent in accordance with the terms hereof or might result from the Advance; and

         (c)      the making of the relevant  Advance would not cause  Clause
                  2.2  (Overall  facility  limit) to be contravened.

5.       DRAWDOWN

5.1      RECEIPT OF REQUESTS

         A Borrower may draw an Advance if the Facility Agent receives from the Obligors' Agent, not later than 11.00 a.m. three Business Days before the proposed Drawdown Date, a Request complying with Clause 5.2 (Completion of Requests).

5.2      COMPLETION OF REQUESTS

         Each Request for an Advance will not be regarded as having been duly completed unless it is duly executed on behalf of the relevant Borrower by the Obligors' Agent, dated and specifies:

         (a)      the name of the relevant Borrower;

         (b) the Drawdown Date, being a Business Day falling before the Final Maturity Date;

         (c) the amount of the Advance being, an Original Dollar Amount of not less than U.S.$750,000 (or equivalent) or the then Available Facility Amount, provided always that no Requested Amount may exceed the then Available Facility Amount;

         (d) the duration of its Term which does not extend beyond the Final Maturity Date and is for a period of one week, two, three or four weeks during the Primary Syndication Period and thereafter one month, two, three or six months (or such other monthly period as agreed between the Obligors' Agent and the Facility Agent acting on the instructions of the Majority Banks);

         (e) the currency of the Advance requested (being Dollars or an Optional Currency in accordance with Clause 9 (Optional Currencies)); and

         (f)      payment instructions which comply with Clause 10 (Payments).

         Each Request for an Advance must specify one Advance only, but the Obligors' Agent may, on behalf of the relevant Borrower, subject to the other terms of this Agreement, deliver more than one Request for Advances on any one day.

5.3      AMOUNT OF EACH BANK'S PARTICIPATION IN ADVANCE

(a) The Facility Agent shall promptly notify each Bank of the details of the requested Advance and the amount of its participation in the Advance.

(b) The amount of a Bank's participation in any Advance will be the proportion of the Advance which its Commitment bears to the Total Commitments on the proposed Drawdown Date.

5.4      PAYMENT OF PROCEEDS

         Subject to the terms of this Agreement, each Bank shall make its participation in each Advance available to the Facility Agent for the relevant Borrower on the relevant Drawdown Date.

6.       REPAYMENT

6.1      REPAYMENT OF ADVANCES

(a) Each Borrower shall repay the full amount of each Advance made to it on its Maturity Date to the Facility Agent for the Banks.

(b)      No Advances may be outstanding after the Final Maturity Date.

6.2      NETTING

         Without prejudice to each Borrower's obligations to repay the full amount of each Advance made to it on the due date, on the date that any Rollover Advance is made the amount to be repaid and the amount to be drawn down by such Borrower shall be netted off against each other so that the amount of cash which the relevant Borrower is actually required to repay or, as the case may be, the amount of cash which the Banks are actually required to advance to such Borrower, shall be the net amount.

6.3      RE-BORROWING

         Subject to the terms of this Agreement, any amount repaid under Clause 6.1(a) may be re-borrowed.

7.       PREPAYMENT AND CANCELLATION

7.1      AUTOMATIC CANCELLATION

         The Commitment of each Bank shall be automatically cancelled at close of business in London on the Final Maturity Date.

7.2      VOLUNTARY PREPAYMENT AND CANCELLATION

(a) The Obligors Agent may, by giving not less than 5 Business Days' prior written notice (or such shorter period as the Majority Banks agree) to the Facility Agent, cancel the unutilised portion of the Total Commitments in whole or in part or prepay any Advance in whole or in part (but, if in part, in a minimum Original Dollar Amount of U.S.$750,000).

(b) Any cancellation in part shall reduce the Commitment of each Bank pro rata.

7.3      ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

(a)      If:

         (i) any Borrower is required to pay to a Bank any additional amount under Clause 11 (Taxes);

         (ii) any Borrower is required to pay to a Bank any amount under Clause 13 (Increased costs);

         (iii)    Clause 9.2 (Revocation of Currency) is applicable; or

         (iv)     Clause 12 (Market Disruption) is applicable.

         then, without prejudice to the obligations of any Obligor under those Clauses, the Obligors' Agent may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Facility Agent.

(b) On the date falling five Business Days after the date of service of the notice:

         (i) to the extent necessary to avoid such payments or applicability of such Clauses, each Borrower shall prepay that Bank's participation in all the Advances made by such Bank to it; and

         (ii)     the Commitment of that Bank shall be cancelled accordingly.

7.4      MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Facility Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 25.2 (General Indemnities), without premium or penalty.

(c) No prepayment of any Advance or cancellation of any Commitment is permitted except in accordance with the express terms of this Agreement.

(d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.       INTEREST

8.1      INTEREST RATE

         The rate of interest applicable to each Advance for its Term is the rate per annum determined by the Facility Agent to be the aggregate of:

         (a)      the Applicable Margin;

         (b)      LIBOR; and

         (c)      Reserve Asset Costs.

8.2      DUE DATES

         Except as otherwise provided in this Agreement, accrued interest on each Advance for each Term relative thereto shall be paid by the relevant Borrower on its Maturity Date and also, in the case of an Advance with a Term of longer than six months, on the dates falling at six monthly intervals after its Drawdown Date.

8.3      DEFAULT INTEREST

(a) If an Obligor fails to pay any amount payable by it under this Agreement when due, it shall forthwith on demand by the Facility Agent from time to time pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Facility Agent to be two per cent. (2%) per annum above the higher of:

         (i) the rate on the overdue amount under Clause 8.1 (Interest rate) immediately before the due date (if of principal); and

         (ii) the rate of interest which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount for successive Terms of such duration as the Facility Agent may determine (each a "DESIGNATED PERIOD").

(b) The Default Rate will be determined on each Business Day or on the date two Business Days prior to the commencement of or on the first day of the relevant Designated Period, as the Facility Agent shall determine, and default interest will be compounded at the end of each Designated Period if not paid.

8.4      NOTIFICATION OF RATES OF INTEREST

(a) The Facility Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement;

(b) Each determination of a rate of interest by the Facility Agent under this Agreement shall, in the absence of manifest error, be conclusive and binding on all Parties.

 8.5     APPLICABLE MARGIN AND COMMITMENT FEE

(a) The Applicable Margin will be 1.75 per cent. per annum for the period from the Signing Date up to and including 30th June, 2000.

(b) After 30th June, 2000 the Applicable Margin will be determined and adjusted in accordance with paragraph (c) below, to the percentage rates per annum specified in Column 1 below set opposite the range into which the Net Debt Ratio (as defined in paragraph (f) below) specified in Column 2 below falls, as evidenced in any certificate delivered under Clause 19.2(d) (Financial Information) (an "ADJUSTMENT CERTIFICATE").

                     COLUMN 1                           COLUMN 2

                    APPLICABLE                       NET DEBT RATIO
                     MARGIN %                           (RANGE)

                       1.75                           2:75 or more

                       1.5                    Less than 2:75, but not less
                                                       than 2.25

                       1.25                   Less than 2.25, but not less
                                                       than 2.00

                       1.00                          Less than 2.00

(c) Any adjustment to the Margin pursuant to paragraph (b) above shall not apply to the Margin with respect to any Advance then outstanding but shall only apply to Advances the Terms of which start after the date of delivery of the applicable Adjustment Certificate.

(d) If, in respect of any relevant Accounting Period, an Adjustment Certificate is not delivered in accordance with Clause 19.2(d) (Financial Information), the Margin in relation to any future or outstanding Advance will be 1.75 per cent. per annum on and with effect from the latest date for delivery of such Adjustment Certificate under such Clause 19.2(d) (Financial Information). No further adjustment to the Margin shall be made under this Clause 8.5 until an Adjustment Certificate is delivered in compliance with Clause 19.2(d) (Financial Information) in respect of a succeeding Accounting Period.

(e) The commitment fee referred to in Clause 23.2 (Commitment fee) shall be on each day the lower of 0.675 per cent. per annum or 50 per cent. of the Margin which would be applicable to an Advance if such Advance were drawn or rolled over on such day.

(f) In this Clause 8.5 "NET DEBT RATIO" means the ratio of average Consolidated Total Borrowings to Consolidated EBITDA calculated in accordance with, and for the periods specified in, Clause 20.2 (Financial Covenants).

(g) Notwithstanding the provisions of paragraphs (b) to (f) above, if an Event of Default occurs, the Applicable Margin shall, with immediate effect, be 1.75 per cent. per annum in respect of any future or outstanding Advance and shall remain at such level for as long as an Event of Default continues.

9.       OPTIONAL CURRENCIES

9.1      SELECTION

(a) The Obligors' Agent, on behalf of the relevant Borrower, shall select the currency of an Advance in the relevant Request.

(b)      The currency of each Advance must be Dollars or an Optional Currency.

(c) The Obligors' Agent, on behalf of the relevant Borrower may not choose a currency if, as a result, the Advances would be denominated at any time in more than three currencies.

(d) The Facility Agent shall notify each Bank of the currency and the Original Dollar Amount of each Advance and the applicable Agent's Spot Rate of Exchange promptly after they are ascertained.

9.2      REVOCATION OF CURRENCY

         If, before 9am on any Rate Fixing Day the Facility Agent receives notice from a Bank that:

         (a) it is impracticable for the Bank to fund its participation in the relevant Advance in the relevant Optional Currency during its Term in the ordinary course of business in the London interbank market; and/or

         (b) the use of the proposed Optional Currency is reasonably likely to contravene any applicable law or regulation,

         the Facility Agent shall give notice to the Obligors' Agent and to the Banks to that effect before 10am on that day. In this event:

         (i) the Obligors' Agent and the Banks may agree that the drawdown will not be made; or

         (ii) in the absence of any such agreement that Bank's participation in the relevant Advance (or, if more than one Bank is similarly affected, those Banks' participations in the relevant Advance) shall be treated as a separate Advance denominated in Dollars during the relevant Term.

10.      PAYMENTS

10.1     FUNDS

         All payments by the Obligors or any of them or by the Banks or any of them under the Finance Documents shall be made to the Facility Agent for the account of the Party entitled. Payments under the Finance Documents to the Facility Agent shall be made in freely transferable funds for same day value on the due date at such times and in such manner as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the currency in which the amount concerned is denominated to the account of the Facility Agent at such bank or office as the Facility Agent shall designate by at least three Business Days' notice to the Party making payment.

10.2     DISTRIBUTION

(a) Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Facility Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of a country of the relevant currency as it may notify to the Facility Agent for this purpose by not less than 10 Business Days' prior notice.

(b) The Facility Agent may, subject to clause 10.6 (Partial payments), apply any amount received by it for an Obligor in or towards payment of any amount due from an Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid under the Finance Documents to the Facility Agent for the account of another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Facility Agent may, at its sole discretion, assume that the sum has been paid to it in accordance with the relevant Finance Document and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Facility Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Facility Agent to reflect its cost of funds.

10.3     CURRENCY

(a) Interest shall be payable in the currency in which the relevant amount in respect of which it has accrued was denominated during the period of accrual.

(b) The principal of each Advance shall be repaid or prepaid in the currency in which it is denominated.

(c) Any amount (other than of principal and/or interest) calculated on or by reference to or payable in respect of another amount shall be payable in the currency in which that other amount is denominated at the time of payment.

(d) Amounts payable in respect of costs, expenses, Taxes and the like are payable in the currency in which they are incurred.

10.4     SET-OFF AND COUNTERCLAIM

         Save as otherwise permitted under Clause 6.2 (Netting), all payments to be made by an Obligor under any Finance Document shall be made without set-off or counterclaim.

10.5     NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

10.6     PARTIAL PAYMENTS

(a) If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Obligors in the following order:

         (i) FIRST, in or towards payment pro rata of any unpaid costs, fees and expenses of the Facility Agent or the Security Agent under the Finance Documents;

         (ii) SECONDLY, in or towards payment pro rata of any accrued fees due but unpaid under Clause 23 (Fees);

         (iii) THIRDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

         (iv) FOURTHLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent shall, if so directed by the Majority Banks, vary the order set out in sub-paragraphs (a)(iii) to (v) above.

(c) Paragraphs (a) and (b) above shall override any appropriation made by an Obligor.

11.      TAXES

11.1     GROSS-UP

         All payments by an Obligor under the Finance Documents shall be made without any deduction or withholding and free and clear of and without deduction or withholding for or on account of any Taxes except to the extent that the Obligor is required by law to make payment subject to any Tax. Save as referred to in Clause 11.3 (Recognised Bank), if any Tax or amounts in respect of Tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Facility Agent to a Finance Party, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Finance Party receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax or any other withholding or deduction.

11.2     TAX RECEIPTS

         All Taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within a month of the payment being made, deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party acting reasonably

         (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

11.3     RECOGNISED BANK

(a) If, otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of or expiry of, any law or regulation (including, without limitation, any double tax treaty) or any practice or concession of any applicable Tax authority occurring after the date of this Agreement, a Bank or the Facility Agent is not or ceases to be a Recognised Bank, no Obligor shall be liable to pay to that Bank or the Facility Agent under Clause
         11.1 (Gross-up) any amount in respect of Taxes levied or imposed in excess of the amount it would have been obliged to pay if that Bank or the Facility Agent was a Recognised Bank.

(b) No Obligor is liable to pay to a Bank or the Facility Agent any amount under Clause 11.1 (Gross-up) in respect of Taxes (not being withholding taxes) imposed on the overall net income or gains of a Bank or the Facility Agent by the jurisdiction in which such Bank or the Facility Agent is organised or in which its principal office is located or on the overall net income or gains of the Bank's Facility Office by the jurisdiction in which that Facility Office is located.

(c) Each Bank and the Facility Agent confirms to each Borrower that it is a Recognised Bank with respect to such Borrower at the time it becomes a party to this Agreement and shall notify the Parent upon officers of such Bank or the Facility Agent involved in administering this Agreement becoming aware that it has ceased to be a Recognised Bank.

11.4     TAX SAVING

(a) If, following the imposition of any Tax on any payment by any Obligor (or any corresponding payment by the Facility Agent to any Finance Party under any Finance Document) in consequence of which such Obligor pays an additional amount under Clause 11.1 (Gross-up), any Finance Party shall as a result of such payment receive or be granted a credit against or remission for or deduction or relief from or in respect of any Tax payable by it which in such Finance Party's sole opinion (acting in good faith) is both identifiable and quantifiable by it without requiring such Finance Party or its professional advisers to expend a material amount of time or incur a material cost in so identifying or quantifying (any of the foregoing, to the extent so identifiable and quantifiable, being referred to as a "SAVING"), such Finance Party shall, to the extent that it can do so without prejudice to the retention of the relevant saving and subject to such Obligor's obligation to repay promptly on demand by the Finance Party the amount to such Finance Party to the extent that the relevant saving is subsequently disallowed or cancelled, reimburse such Obligor promptly after receipt of such saving by such Finance Party with such amount as such Finance Party shall in its sole opinion but in good faith have concluded to be the amount or value of the relevant saving.

(b) Nothing contained in this Agreement shall interfere with the right of any Finance Party to arrange its Tax and other affairs in whatever manner it thinks fit. No Finance Party shall be required to disclose any confidential information relating to the organisation of its affairs.

11.5     DOUBLE TAX TREATY FILINGS

         Each Finance Party shall, and the Parent shall ensure that each relevant Borrower (and if a payment falls or is likely to fall to be made by it, each Guarantor), file all such forms, make all such applications and take all such other action, (in each case in so far as it may reasonably be able to file, make or take) pursuant to all relevant treaties for the avoidance of double taxation in order that payments by it under the Finance Documents to which such treaties apply (or would apply were such filings, applications or other action made or taken) may be made without (or, where complete avoidance is not possible, with a reduced rate of) withholding tax. Each Finance Party shall give to each relevant Obligor and each relevant Obligor shall give to each Finance Party such assistance as the other may reasonably require in connection with the completion and filing of such forms, the making of such applications and the taking of such other duties as aforesaid.

11.6     U.S. TAXATION - DELIVERY OF FORMS AND STATEMENTS

(a) Without prejudice to the generality of Clause 11.5 (Double tax treaty filings), each Finance Party which is not a U.S. Person and which is lending to a U.S. Borrower shall deliver (through the Facility Agent) to the relevant U.S. Borrower on or before the Maturity Date of the first Advance it makes to such U.S. Borrower, two copies of such duly completed form or forms as may be required to indicate that such Finance Party is entitled to receive payments under this Agreement without deduction, withholding or payment by the U.S. Borrower of any United States federal Taxes, including, without limitation, either:

         (i) two copies of IRS Form 1001 of the Internal Revenue Service of the United States of America or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) (relating to an applicable double revenue tax treaty concluded by the United States of America); or

         (ii) two copies of IRS Form 4224 of the Internal Revenue Service of the United States of America or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States) (relating to income effectively connected with the conduct of a trade or business in the United States of America).

         Each such Finance Party, subject as otherwise provided in this Clause 11.6(d) below, shall deliver (through the Facility Agent) to each U.S. Borrower additional duly completed copies of any of the above forms and/or such additional or successor forms (including Form W-8BEN and Form W-8ECI) as shall be adopted from time to time by the Internal Revenue Service of the U.S.A. if it is notified by the U.S. Borrower or the Internal Revenue Service of the U.S.A. that any previous such form delivered by it pursuant to this Clause 11.6 has expired or that Finance Party becomes aware that any such form shall have become incomplete or inaccurate in any respect unless prior to that delivery any event occurs which renders the relevant form inapplicable.

(b) Without prejudice to the generality of Clause 11.5 (Double tax treaty filings), each Finance Party which is a U.S. Person shall deliver (through the Facility Agent) to each U.S. Obligor a statement signed by an authorised signatory of the Finance Party to the effect that it is a U.S. Person and if necessary to avoid United States backup withholding, a duly completed copy of

         Internal Revenue Service Form W-9 (or successor form) establishing that such Finance Party is not subject to United States backup withholding.

(c) The Facility Agent shall have no responsibility or liability for and no obligation to check the accuracy or appropriateness of any form or statement delivered by any Finance Party pursuant to this Clause 11.6(a) or (b) respectively.

(d) If any Finance Party determines, as a result of any introduction of or change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to any U.S. Obligor any form or certificate that the Finance Party is obliged to submit pursuant to Clause 11.6(a) or (b), or that such Finance Party is required to withdraw or cancel any form or certificate previously submitted, the Finance Party shall promptly notify the U.S. Borrowers' Agent of that fact.

11.7     COLLECTING AGENTS RULES

         Each Bank represents to the Facility Agent on the date it becomes a Party as a Bank that, in relation to the Facility, it is:

         (a)      either:

                  (i) not resident in the United Kingdom for United Kingdom tax purposes; or

                  (ii) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

         (b) beneficially entitled to the principal and interest payable by the Facility Agent to it under this Agreement,

         (or, if it is not able to make those representations, will ensure that it assigns, transfers or novates its rights in respect of each Advance then made (or, if made later, when made) to an entity in respect of which both representations are correct) and, if it is able to make those representations on the date it becomes a Bank, shall forthwith notify the Facility Agent if either representation ceases to be correct.

12.      MARKET DISRUPTION

(a)      If, in relation to any Advance:

         (i) if no or only one, Reference Bank supplies a rate on the Rate Fixing Day for the purposes of determining LIBOR or the Facility Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR; or

         (ii) the Facility Agent receives notification from Banks whose participations in an Advance exceed 50 per cent. (50%) by value of that Advance that, in their opinion, by reason of circumstances affecting the London Interbank Eurocurrency
                  Market:

                  (A) matching deposits will not be available to them in the London Interbank Eurocurrency Market in the ordinary course of business in amounts sufficient to fund their participations in that Advance for the relevant Term; or

                  (B) the cost to them of such matching deposits in the London Interbank Eurocurrency Market for that Term would be in excess of LIBOR,

         the Facility Agent shall promptly notify the Obligors' Agent and the Banks of that fact and that this Clause 12 is in operation.

(b)      After any notification under paragraph (a) above:

         (i) no further Requests may be delivered and no Bank shall be obliged to participate in the Advance to which such notification relates, unless such Advance is already outstanding, until the Facility Agent notifies the Obligors' Agent that the event specified in the notification no longer prevails;

         (ii) if the Obligors' Agent so requires, within 5 Business Days of receipt of any such notification, the Obligors' Agent and the Facility Agent (on behalf of the Banks) shall, in good faith, enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis (the "SUBSTITUTE BASIS") for determining the rate of interest and/or funding applicable to any future Advance;

         (iii) any Substitute Basis agreed under sub-paragraph (ii) above shall be, with the prior consent of all the Banks, binding on all the Parties; and

         (iv) until and unless a Substitute Basis is so agreed, each Bank's participation in each outstanding Advance to which such notification related shall bear interest during the current Term relative thereto at the rate certified by such Bank to be its cost of funds (from such source as it may reasonably select) for such Term in relation to such Advance, plus the Applicable Margin and Reserve Asset Costs.

(c) The Facility Agent, in consultation with the Obligors' Agent shall, on a monthly basis, review whether or not the circumstances referred to in Clause 12(a) above still prevail with a view to returning to the normal interest provisions of this Agreement.

13.      INCREASED COSTS

13.1     INCREASED COSTS

(a) Subject to Clause 13.2 (Exceptions), the Parent shall forthwith on demand by a Finance Party pay to that Finance Party the amount of any increased cost incurred by it (or any Holding Company of it) as a result of any introduction of or change in or change in the interpretation, administration or application of any law, directive or official regulation (including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control) whether or not having the force of law but, if not, being a directive or official regulation with which it is the practice of banks in the relevant jurisdiction to comply or compliance by any Finance Party (or any Holding Company of such Finance Party) with any such introduction or change.

(b)      In this Agreement "INCREASED COST" means:

         (i) an additional cost incurred by a Finance Party (or any Holding Company of it) as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

         (ii) that portion of an additional cost incurred by a Finance Party (or any Holding Company of it) in making, funding or maintaining all or any Advances comprised in a class of Advances formed by or including the participations in the Advances made or to be made under this Agreement which is attributable to it making, funding or maintaining those participations; or

         (iii) a reduction in any amount payable to a Finance Party (or any Holding Company of it) or the effective return to a Finance Party (or any Holding Company of it) under any Finance Document or on its (or such Holding Company's) capital; or

         (iv) the amount of any payment made by a Finance Party (or any Holding Company of it), or the amount of interest or other return foregone by a Finance Party (or any Holding Company of it), calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

(c) The relevant Finance Party shall notify the Parent as promptly as reasonably practicable upon it becoming aware of circumstances giving rise to the right of such Finance Party to receive payments as referred to in this Clause 13.1, giving reasonable details of the likely calculation of such increased cost and basis on which it is attributable to the Facility, provided that such Finance Party shall not be required to divulge information of a confidential nature with respect to its business.

13.2     EXCEPTIONS

         Clause 13.1 (Increased costs) does not apply to any increased cost:

         (a) compensated for by the operation of Clause 11 (Taxes) (or which would have been so compensated for but for the operation of Clause 11.3(a) (Recognised Bank)), Clause 8.1(c) (Interest
                  rate) or Clause 13.3 (Regulation D Compensation); or

         (b) attributable to any change in the rate of tax on the overall net income or gains of a Bank imposed in the jurisdiction in which its principal office is located or on the overall net income or gains of the Bank's Facility Office by the jurisdiction in which that Facility Office is located.

13.3     REGULATION D COMPENSATION

         Unless such additional interest is paid in accordance with Clause 8.1(c) (Interest rate), any Bank which is required by Regulation D issued by the Board of Governors of the Federal Reserve System of the U.S.A. to maintain and does maintain any reserves against "EUROCURRENCY LIABILITIES" (as defined in such Regulation) pursuant to such Regulation may require any U.S. Obligor to pay, contemporaneously with each payment of interest on any Advance (in respect of which the Eurodollar Reserve Percentage applies) made to such U.S. Obligor for any Term relative thereto, additional interest on the participation of such Bank in that Advance at the rate per annum determined from the formula (A)(i) LIBOR applicable to such Advance for that Term divided by (ii) one MINUS the Euro-Dollar Reserve Percentage

         MINUS (B) LIBOR applicable to such Advance for that Term. Any Bank requiring payment by any U.S. Obligor of such additional interest shall notify such U.S. Obligor and the Facility Agent at least five Business Days prior to the last day of each Term for each relevant Advance of the amount due to be paid to it with respect to such Advance pursuant to this Clause 13.3 (certifying in that notice that the amount claimed does not exceed such part of the cost to such Bank of maintaining such reserves as in the opinion of that Bank should fairly and reasonably be apportioned to such Advance), which notice shall be final and binding in the absence of manifest error. No Bank shall be required to disclose in support of any claim hereunder any information reasonably regarded by such Bank as being confidential.

14.      ILLEGALITY

         If it becomes (or any change in the interpretation, administration or application of any law makes it apparent that it is) unlawful in any applicable jurisdiction or contrary to any applicable official regulation (if not having the force of law, being one with which it is the practice of banks, trusts, funds or financial institutions in the relevant jurisdiction to comply), for a Finance Party to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance then:

         (a) the Finance Party may notify the Obligors' Agent through the Facility Agent accordingly; and

         (b)      (i)      each Borrower shall forthwith or by such later
                           date as is immediately prior to the illegality taking effect prepay that Finance Party's participation in all such Advances made to it together with all other amounts payable by it to that Finance Party under this Agreement as shall be necessary to avoid any such illegality or breach; and

                  (ii) to the extent necessary to avoid any such illegality or breach such Finance Party's Commitment shall be cancelled and the obligations of the Finance Party to the Borrowers hereunder shall cease.

15.      MITIGATION

15.1     MITIGATION

         If Clauses 11 (Taxes), 13 (Increased Costs) or 14 (Illegality) operate in relation to any Finance Party to the detriment of any Borrower:

         (a) such Finance Party shall, upon the request of the Obligors' Agent, enter into discussions with the Obligors' Agent with a view to determining what mitigating action might be taken by such Finance Party; and

         (b) at the request of the Obligors' Agent, the Facility Agent and the relevant Finance Party will enter into discussions with the Obligors' Agent with a view to determining what mitigating action might be taken by such Finance Party (including without limitation identifying replacement bank(s) or other financial institution(s) who may be willing to become party to this Agreement in place of such Finance Party) or by the Facility Agent with respect to the administration of this Agreement;

         PROVIDED THAT nothing in this Clause shall oblige any Finance Party to incur any material costs or expenses or to take any action or refrain from taking any action other than entering into such discussions in good faith.

15.2     COSTS AND EXPENSES

         Any costs and expenses reasonably incurred by any Finance Party pursuant to this Clause 15 shall be paid by the Obligors' Agent within five Business Days after receipt of a demand specifying the same in reasonable detail.

16.      GUARANTEE

16.1     GUARANTEE

         Each Guarantor irrevocably, unconditionally, jointly and severally:

         (a) as principal obligor, and not merely as surety, guarantees to each Finance Party prompt performance by each other Obligor of all its payment obligations under the Finance Documents;

         (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall forthwith on demand by the Facility Agent pay that amount as if that Guarantor instead of the relevant Borrower were expressed to be the principal obligor; and

         (c) indemnifies each Finance Party on demand against any loss or liability suffered by such Finance Party if any obligation guaranteed by that Guarantor is or becomes unenforceable, invalid or illegal.

16.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Obligors or any of them under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3     REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause 16 shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

16.4     WAIVER OF DEFENCES

         The obligations of each Guarantor under this Clause 16 will not be affected by any act, circumstance, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 16 or prejudice or diminish those obligations in whole or in part, including without limitation (whether or not known to it or any other Party):

         (a) any time, indulgence or waiver granted to, or composition with, any Obligor or other person;

         (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights or remedies against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (c) any legal limitation, disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

         (d) any variation (however fundamental and whether or not involving an increase in liability of any Obligor) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 16 shall include each variation or replacement;

         (e) any unenforceability, illegality, invalidity or frustration of any obligation of any person under any Finance Document or any other document or security or any failure of any Obligor or proposed Obligor to become bound by the terms of any Finance Document;

         (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, so that each such obligation shall, for the purposes of the Guarantor's obligations under this Clause 16, remain in full force and be construed as if there were no such act, circumstance, variation, omission, matter or thing.

16.5     IMMEDIATE RECOURSE

         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from or file any proof or claim in any insolvency proceedings of any person before claiming from that Guarantor under this Clause 16.

16.6     APPROPRIATIONS

         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         (b) hold in an interest bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 16.

16.7     NON-COMPETITION

         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 16:

         (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause 16 and, to the extent that any Guarantor is so subrogated or entitled by law, that Guarantor (to the fullest extent permitted by law) waives and agrees not to exercise or claim those rights, security or money or that right of contribution or indemnity;

         (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf) unless otherwise required by the Facility Agent or by law (in which case any proceeds of any claim in respect of any rights, security or monies of any Finance Party to which such Guarantor was subrogated will be paid by such Guarantor to the Facility Agent to be applied in accordance with the provisions of the Finance Documents); or

         (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor (and without prejudice to the foregoing, each Guarantor shall forthwith pay to the Facility Agent for the benefit of the Finance Parties an amount equal to any amount so set off by
                  it).

         Each Guarantor shall hold in trust for and forthwith pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 16.7.

16.8     ADDITIONAL SECURITY

         This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

16.9     LIMITATIONS

         Notwithstanding any other provision of this Clause 16 the obligations of each U.S. Obligor in its capacity as a Guarantor under this Clause 16 shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such U.S. Obligor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such U.S. Obligor in respect of intercompany indebtedness to the Borrowers or Affiliates of the Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such U.S. Obligor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such U.S. Obligor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such U.S. Obligor and other Affiliates of the Borrowers of obligations arising under guarantees by such parties.

17.      ADDITIONAL BORROWERS, GUARANTORS AND SECURITY

17.1     ADDITIONAL BORROWERS

(a) If any wholly-owned Subsidiary incorporated in the United States or the United Kingdom of the Parent wishes to become a Borrower, it and the Obligors' Agent (for itself and on behalf of the existing Borrowers and Guarantors) shall first execute and deliver to the Facility Agent a duly completed Guarantor Accession Agreement and then a Borrower Accession Agreement.

(b) Delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Obligors' Agent, constitutes confirmation by that Subsidiary and the Obligors' Agent that the representations and warranties set out in Clause 18 (Representations and Warranties) to be made by them on the date of the Borrower Accession Agreement are correct as if made by them with reference to the facts and circumstances then existing.

(c) If all the Banks confirm to the Facility Agent their agreement to the relevant Subsidiary becoming a Borrower (such agreement not to be unreasonably withheld), the Facility Agent shall execute such Borrower Accession Agreement for itself and on behalf of the other Finance Parties.

(d) Subject to paragraph (e) below, upon execution of a Borrower Accession Agreement by the relevant Subsidiary, the Obligors' Agent and the Facility Agent, such Subsidiary shall become an Additional Borrower in accordance with the terms of this Agreement but the Additional Borrower's right to request Advances under this Agreement may be limited in accordance with the terms of the Borrower Accession Agreement.

(e) The obligations of the Finance Parties to such Additional Borrower with respect to the making of an Advance to it under this Agreement, are subject to the conditions precedent that the Facility Agent shall have received in form and substance satisfactory to it (acting reasonably) each of the documents listed in Schedule 3 Part II and such other reports, opinions and other documents relating to such Additional Borrower as the Facility Agent may reasonably require.

17.2     ADDITIONAL GUARANTORS

(a)      In order to comply with Clause 17.1 (Additional Borrowers) and Clause
         19.32 (Obligor cover) the Parent shall procure that sufficient Subsidiaries accede as Guarantors to this

         Agreement by delivering duly executed and completed Guarantor Accession Agreements to the Facility Agent.

(b) Delivery of a duly executed and completed Guarantor Accession Agreement to the Facility Agent, will evidence the accession of the relevant Subsidiary as an Additional Guarantor and will constitute confirmation by that Subsidiary and the Parent that the representations and warranties set out in Clause 18 (Representations and Warranties) to be made by them on the date of the Guarantor Accession Agreement are correct, as if made by them with reference to the facts and circumstances then existing.

(c) The Parent shall procure that any Additional Guarantor shall also deliver each of those documents listed in Part II Schedule 3 and such other reports, opinions and documents relating to such Additional Guarantors as the Facility Agent may reasonably require, together with the Guarantor Accession Agreement, in each case, in form and substance satisfactory to the Facility Agent.

17.3     SECURITY

(a)      The Obligors shall procure that:

         (i) the Security Documents specified in Schedule 6 are executed and delivered to the Security Agent on the Signing Date; and

         (ii) if a Subsidiary acquires any asset of material value or material to the operation of the business of any member of the Group, such that on the date of acquisition the Subsidiary would be required to accede as a Guarantor and execute security in favour of the Security Agent pursuant to Clause
                  19.32 (Obligor cover) of this Agreement (with reference to the most recent monthly and consolidated Accounts) the member of the Group acquiring such asset shall (if such asset is not, in the opinion of the Security Agent, subject to a charge under any existing Security Document) promptly execute and deliver to the Security Agent and in any event within 30 days of such entity becoming a member of the Group such further or additional Security Documents in relation to such assets as the Majority Banks may require in substantially the same terms as the Security Documents charging similar assets entered into on the Signing Date.

(b) The Obligors shall procure that any entity which becomes a member of the Group after the Signing Date shall, if required by the Security Agent and if necessary in order to comply with Clause 19.32 (Obligor cover), promptly execute and deliver to the Security Agent and in any event within 30 days of such entity becoming a member of the Group such Security Documents in substantially the same terms as the Security Documents entered into at the Signing Date subject to any provision of law prohibiting such person from entering into such Security Documents.

(c) Where any such prohibition as is referred to above exists, the Obligors shall use their reasonable endeavours lawfully to overcome the prohibition.

(d) The Obligors shall at their own expense execute and do all such assurances, acts and things (i) as the Security Agent may reasonably require for perfecting or protecting the security intended to be afforded by the Security Documents (and shall deliver to the Security Agent such directors and shareholders resolutions, title documents and other documents as the Security Agent may reasonably require) or (ii) as the Security Agent may require for facilitating the realisation of all or any part of the assets which are subject to the Security Documents and the exercise of all powers, authorities and discretions vested in the Security Agent or in any receiver of all or any part of those assets.

17.4     RELEASE OF GUARANTORS AND SECURITY

(a) Subject to paragraph (c) below, at the time of completion of any sale or other disposal to a person or persons outside (and which will remain outside) the Group of all of the shares in the capital of any Guarantor (or of all of the shares in any other member of the Group such that any Guarantor ceases as a result thereof to be a member of the Group) and in such other circumstances (if any) as the Facility Agent (acting on the instructions of the Majority Banks acting reasonably) may from time to time agree in writing, such Guarantor shall be released from all past, present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Guarantor by way of contribution) hereunder and under the Security Documents to which it is a party (other than liabilities which it has in its capacity as a Borrower), and the security provided over its assets under such Security Documents shall be released.

(b) Subject to paragraph (c) below, at the time of completion of any sale or other disposal to a person or persons outside (and which will remain outside) the Group of any assets owned by an Obligor over which security has been created by the Security Documents to which that Obligor is party, those assets shall be released from such security.

(c)      The release of the guarantees and security referred to in paragraphs
         (a) and (b) above shall only occur (save to the extent otherwise agreed by the Facility Agent acting on the instructions of the Majority Banks) if:

         (i) either (1) such disposal by any member of the Group is permitted by the provisions of this Agreement and will not result directly or indirectly in any breach of any of the terms of this Agreement, or (2) such disposal is being effected at the request of the Majority Banks in circumstances where any of the security created by the Security Documents has become enforceable, or (3) such disposal is being effected by enforcement of the Security Documents; and

         (ii) any assets to be transferred to other members of the Group before completion of such disposal shall have been so transferred and (if so required by the Facility Agent acting on the instructions of the Majority Banks) security over those assets shall have been granted to the Security Agent on terms equivalent to those in the existing Security Documents to its satisfaction.

         The Security Agent shall (at the expense of the relevant Obligor) execute such documents effecting such release as shall be reasonably required to achieve such release as aforesaid (and the Security Agent shall execute such documents promptly upon (and only upon) it being satisfied that the conditions in (i) and (ii) above are satisfied or the Majority Banks have otherwise agreed).

(d) If any person which is a member of the Group shall cease to be such a member in consequence of the enforcement of any of the Security Documents or in consequence of a disposal of the shares therein or in any Holding Company of it effected at the request of the Majority Banks in circumstances where any of the security created by the Security Documents has become enforceable, any claim which any Obligor may have against such person or any of its Subsidiaries or which that person or any of its Subsidiaries may have against any Obligor in or arising out of this Agreement or any of the Security Documents (including, without limitation, any claim by way of subrogation to the rights of the Agents and the Banks under the Finance Documents and any claim by way of contribution or indemnity) shall be released automatically and immediately upon such person ceasing to be a member of the Group.

18.      REPRESENTATIONS AND WARRANTIES

18.1     REPRESENTATIONS AND WARRANTIES

         Each Obligor makes to each Finance Party the representations and warranties set out in this Clause 18 (other than in respect of the representations and warranties in Clauses 18.1(j) (Prospectus), 18.1(k) (Financial Forecasts), 18.1(l) (Base Financial Statements), 18.1(v) (Information Memorandum) and 18.1(w) (Structure Memorandum) which are made by the Parent only).

         (a) STATUS: It is, and each Subsidiary of it is, a limited liability company or, in the case of a U.S. Person corporation, duly incorporated or established and validly existing under the laws of the jurisdiction of its incorporation or establishment, with the power to own its assets and carry on its business as it is being conducted, and no administrator, receiver, liquidator or similar official has been appointed with respect to it or any member of the Group or with respect to the assets of any of them who has not been released, discharged or resigned from such appointment and no petition or proceeding for such an appointment is pending.

         (b) POWERS AND AUTHORITY: It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery by it of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

         (c) LEGAL VALIDITY: Subject to the Reservations, each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation and no limit on its powers will be exceeded as a result of the borrowings, grant of security or giving of guarantees contemplated by the Finance Documents to which it is a party.

         (d) NON-CONFLICT: The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

                  (i) conflict with any law or judicial or official regulation applicable to it; or

                  (ii)     conflict with its constitutional documents; or

                  (iii) conflict in any material respect with any agreement or document which is binding upon it, or any other member of the Group or any of its assets or any assets of any other member of the Group; or

                  (iv) entitle any third party to terminate any material contract with any member of the Group.

         (e)      NO DEFAULT:

                  (i) No Event of Default is outstanding which has not been waived or is reasonably likely to result from the making of any Advance; and

                  (ii) no other event is outstanding which constitutes (or, with the giving of notice, lapse of time or the making of any determination (other than a determination as to materiality which is not satisfied), will or any combination of the foregoing is reasonably likely to constitute) a default under any agreement or document which is binding on any member of the Group or any asset of any member of the Group, which event or default or any action which any third party is entitled to take following any such event or default would have a Material Adverse Effect.

         (f) AUTHORISATIONS: All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect save for any filings and registrations necessary in connection with the Security Documents which can be effected by or on behalf of the Security Agent (and without the need for any action by any member of the Group) after the date hereof.

         (g)      ACCOUNTS:

                  (i) Its Accounts most recently delivered to the Facility Agent (if audited) present a true and fair view of or (if unaudited) fairly present its and (if consolidated) its Subsidiaries consolidated financial condition as at the date to which they were drawn up, subject in the case of quarterly and monthly Accounts to which, save as adjusted in accordance with Clause
                           19.5 (Audit and Accounting Dates), have been normal year end adjustments.

                  (ii) Its audited accounts (whether consolidated or unconsolidated) most recently delivered to the Facility Agent:

                           (A) have been prepared in accordance with Applicable Accounting Principles, which, save as adjusted in accordance with Clause
                                    19.5 (Audit and Accounting Dates) have been consistently applied; and

                           (B) fairly represent the financial condition of that Obligor and, where applicable, its Subsidiaries as at the date to which they were drawn up, and since such date there has been no material adverse change in the financial condition of that Obligor or, where applicable, the consolidated financial position of that Obligor and its Subsidiaries.

                  (iii) All forecasts and projections delivered to the Facility Agent pursuant to Clause 19.3 (Projections) (other than those already contained in the

                           Information Memorandum) were based on assumptions considered to be fair and reasonable as at the date of such delivery and were provided in good faith.

         (h) LITIGATION AND LABOUR DISPUTES: No litigation, arbitration, administrative or regulatory proceedings are current or, to its knowledge, pending or threatened, which are reasonably likely to be adversely determined to it and which would, if so determined, have a Material Adverse Effect. No labour disputes are current or, to its knowledge, threatened which would have a Material Adverse Effect.

         (i) TAX LIABILITIES: No claims are being or are reasonably likely to be asserted against any member of the Group with respect to Taxes which are reasonably likely to be determined adversely to such member of the Group and which, if so adversely determined, would have a Material Adverse Effect. It is not overdue in the filing of any material Tax returns where such later filing might result in any fine or penalty.

         (j)      PROSPECTUS:

                  (i) The Prospectus did not, at the time that it was declared effective under the U.S. Securities Act of 1933, as amended, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) Nothing has occurred or come to light which renders any of the material factual information, expressions of opinion or intention, projections or conclusions contained in the Prospectus inaccurate or misleading (or in the case of expressions of opinion, conclusions or projections, other than fair and reasonable) in any material respect in the context of the Acquired Assets, the Group and the transactions contemplated hereby.

         (k)      FINANCIAL FORECASTS:

                  The forecasts and projections contained in the Financial Forecasts are reasonable and are reasonably believed by the Parent (which shall be deemed to have the belief of each of the Executive Officers) to be attainable.

         (l)      BASE FINANCIAL STATEMENTS:

                  (i) So far as it is aware after due and careful enquiry (the knowledge of each of the Executives being imputed to each Obligor) the Base Financial Statements have been prepared in accordance with the Applicable Accounting Principles and fairly present the consolidated financial position of the Target Group, as at the date to which the same were prepared and/or (as appropriate) the results of operations and changes in financial position during the period for which they were prepared, subject, in the case of management Accounts, to normal year end adjustments, and the Accounts referred to in paragraphs (a) and
                           (c) of the definition of Base Financial Statements in Clause 1.1 do not consolidate or include the results of any company, business or partnership whose business at the Closing Date is not part of the Acquired Assets.

                  (ii) There has been no material adverse change in the business, assets or financial condition of the Acquired Assets (taken as a whole) since the date to which the latest of the Base Financial Statements in which its financial position and results of operations are reflected were prepared.

         (m)      INTELLECTUAL PROPERTY RIGHTS:

                  (i) It and each of its Subsidiaries which is a Material Subsidiary owns or has licensed to it all the Intellectual Property Rights which are material in the context of its (or such Material Subsidiaries') business and which are required by it (or such Material Subsidiary) in order for it to carry on its business in all material respects as it is being conducted and as contemplated in the Financial Forecasts and as far as it is aware it does not (nor do any of its Subsidiaries which is a Material Subsidiary), in carrying on its business, infringe any Intellectual Property Rights of any third party in any material respect.

                  (ii) It and each of its Subsidiaries which is a Material Subsidiary has taken all actions (including payment of fees) required to maintain in full force and effect any registered Intellectual Property Rights owned by it which are material in the context of its (or such Material Subsidiaries') business or which are required by it (or such Material Subsidiary) in order for it to carry on its business in all material respects as it is being conducted and as contemplated in the Financial Forecasts.

                  (iii) It and each of its Subsidiaries which is a Material Subsidiary has the right to use all trade names and has not entered into any agreements restricting the use of such trade names.

         (n)      ENVIRONMENTAL MATTERS:

                  (i) It and its Subsidiaries have obtained all requisite Environmental Licences required for the carrying on of its business as currently conducted and have at all times complied with (A) the terms and conditions of such Environmental Licences and (B) all other applicable Environmental Laws which, in each case, if not obtained or complied with would have a Material Adverse Effect or a material adverse effect on the value (taken as a whole) of the real property charged pursuant to the Security Documents. There are to its knowledge no circumstances which may prevent or interfere with such compliance in the future.

                  (ii) There is no Environmental Claim current or (to its knowledge) pending or threatened, and there are no past or present acts, omissions, events or circumstances that would be reasonably likely to form the basis of any Environmental Claim (including, without limitation, any arising out of the generation, storage, transport, disposal or release of any Dangerous Substance), against any Obligor which, if adversely determined, would have a Material Adverse Effect.

         (o) PARI PASSU RANKING: Its obligations under the Finance Documents rank and will rank at least pari passu with all its other unsecured obligations.

         (p)      OWNERSHIP OF ASSETS:

                  Save to the extent disposed of without breaching the terms of any of the Finance Documents, with effect from and after the Signing Date, and as at the time this representation is given or repeated, it and each of its Subsidiaries which is a Material Subsidiary has good title to or valid leases or licences of or is otherwise entitled to use and permit other members of the Group to use all material assets necessary, in the case of an Obligor, to conduct its business as conducted by it at such time; and

         (q) SECURITY DOCUMENTS: It is the beneficial owner of the property which it purports to charge with full title guarantee free and clear of any Encumbrances (other than Permitted Encumbrances) pursuant to any of the Security Documents. The shares charged by it pursuant to the Security Documents are all fully paid and non-assessable and are not subject to any option to purchase or similar rights.

         (r)      ERISA:

                  (i) No act, omission or transaction has occurred which will result in the imposition on any U.S. Obligor of:

                           (1) any penalty assessed pursuant to ERISA or a tax imposed by section 4975 of the IRC;

                           (2) breach of fiduciary duty liability damages under section 409 of ERISA,

                           which would in any such case have a Material Adverse Effect.

                  (ii) No U.S. Obligor or ERISA Affiliate has maintained, or had an obligation to contribute to, or has any liability or potential liability with respect to any Plan.

                  (iii) Payment has been made of all amounts which any U.S. Obligor or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, except as could not reasonably be expected to have a Material Adverse Effect.

                  (iv) Each U.S. Obligor and each ERISA Affiliate are in compliance in all material respects with the presently applicable provisions of ERISA, the IRC, and all other applicable laws and regulations with respect to each Plan and with respect to each other employee benefit plan as such term is defined in
                           Section 3(3) of ERISA except as could not reasonably be expected to have a Material Adverse Effect.

                  (v) Neither any U.S. Obligor nor any ERISA Affiliate (nor any trade or business that was an ERISA Affiliate) has at any time contributed to or been obliged to contribute to any Multiemployer Plan which, upon the complete or partial withdrawal of the U.S. Obligor or any ERISA Affiliate from such Plan, could result in the imposition of complete or partial withdrawal liability which would a Material Adverse Effect.

                  (vi) There are no actions, suits or claims pending (other than routine claims for benefits) against any Plan or the assets of any such Plan, except as could not reasonably be expected to have a Material Adverse Effect.

                  (vii) No ERISA Event has occurred or is reasonably expected to occur.

                  (viii) Except to the extent required under Section 4980B of the IRC, no employee benefit plan (as such term is defined in Section 3(3) of ERISA) provides health or welfare benefits beyond the last day of the calendar month in which termination of employment occurs for any retired or former employee of any U.S. Obligor or any of their respective ERISA Affiliates.

         (s) INVESTMENT COMPANY STATUS: Each U.S. Obligor is either (i) not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an "investment company" in each case within the meaning of the United States Investment Company Act of 1940, as amended or (ii) is exempt from all provisions of such Act, as amended.

         (t) SOLVENCY OF U.S. OBLIGORS: At the date of this Agreement, each U.S. Obligor is, and immediately after consummation of the transactions contemplated to occur under this Agreement and the other Finance Documents and after giving effect to all obligations incurred and Encumbrances created by such U.S. Obligor in connection herewith and therewith will be, Solvent. No Obligor is entering into this Agreement or the transactions contemplated hereby with actual intent to hinder, delay or defraud either present or future creditors. As used in this Agreement, "SOLVENT" means, with respect to any U.S. Obligor on a particular date, that on such date (i) the fair value of the assets of such U.S. Obligor is greater than the total amount of liabilities, including, without limitation, subordinated and contingent liabilities, of such U.S. Obligor,
                  (ii) the amount that will be required to pay the probable liabilities of such U.S. Obligor on its debts as they become absolute and matured will not be greater than the fair saleable value of the property of such U.S. Obligor at such time, (iii) such U.S. Obligor is able to realise upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such U.S. Obligor does not intend to, and does not believe that it will, incur debts or liabilities beyond such U.S. Obligor's ability to pay as such debts and liabilities become absolute and mature, and (v) such U.S. Obligor is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such U.S. Obligor's property would constitute unreasonably small capital with which to conduct the businesses in which it is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability and taking into account the value of rights of contribution, reimbursement and subrogation which such U.S. Obligor might reasonably be expected to realise in respect thereof.

         (u) YEAR 2000: The Parent and its Subsidiaries (including after completion of the TIB Acquisition, the Target Group) have taken steps that are reasonable to ensure that the occurrence of the year 2000 will not, or is not reasonably likely to, have a Material Adverse Effect on it or its Subsidiaries' information and business systems.

         (v)      INFORMATION MEMORANDUM:

                  (i) The factual information in relation to the Group in the Information Memorandum is to the best of the Parent's knowledge and belief true and accurate in all material respects, opinions expressed about the Group in the Information Memorandum were honestly held and all projections in the Information Memorandum were based on assumptions considered to be reasonable as at the date of which the Information Memorandum speaks and all such factual information, opinions and assumptions were provided in good faith.

                  (ii) The Information Memorandum did not omit at its date any information which made misleading in any material respect any information in the Information Memorandum.

         (w) STRUCTURE MEMORANDUM: The Structure Memorandum contains descriptions which in all material respects are true, complete and correct of the corporate ownership structure of the Group (including details of any minority shareholdings held by any person who is not a member of the Group, details of all partnership, joint ventures and co-operative agreements in which any member of the Group has an interest and details of any minority shareholding owned by any member of the Group) showing each Subsidiary and all inter-company Borrowings (of a type specified in paragraphs (a), (b) or (c) of the definition of "Borrowings" in Clause 1.1) of more than U.S.$500,000 (or its equivalent in other currencies) as they will be immediately after the Signing Date.

         (x) SENIOR INDEBTEDNESS/DESIGNATED SENIOR INDEBTEDNESS: The Advances and all other monetary obligations of the Parent, whether in its capacity as a Borrower, a Guarantor or otherwise, under any of the Finance Documents constitute "Senior Indebtedness" and "Designated Senior Indebtedness" as defined in the indenture dated 27th May, 1998 made between the Parent and The Bank of New York, as trustee, relating to the Parent's 4.75% Convertible Subordinated Notes due 2003.

18.2     TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

         The representations and warranties set out in Clause 18.1 (Representations and warranties) above:

         (a)      (i)      (except in the case of Clauses 18.1(v) (Information
                           Memorandum) in the case of each Obligor which is a Party on the Signing Date are made on that date and on the first Drawdown Date; and

                  (ii) in the case of an Obligor which becomes a Party after the Signing Date, will be deemed to be made by that Obligor on the date it executes a Borrower Accession Agreement or Guarantor Accession Agreement;

         (b) in the case of Clause 18.1(v) (Information Memorandum) will be made on the date on which the Information Memorandum is initialled for identification by the Arranger and together with Clauses 18.1(j) (Prospectus), 18.1(k) (Financial Forecasts), 18.1(l) (Base Financial Statements) and 18.1(w) (Structure Memorandum) will also be made on the last day of the Primary Syndication Period.

         (c) with the exception of Clause 18.1(j) (Prospectus), 18.1(l) (Base Financial Statements), 18.1(n)(i) (Environmental matters), 18.1(r)(ii) (ERISA), 18.1(v) (Information Memorandum) and 18.1(u) (Year 2000), are deemed to be repeated by each Obligor on the date of each Request and each Drawdown Date with reference to the facts and circumstances then existing; and

         (d) in the case of Clause 18.1(u) (Year 2000), is deemed to be repeated by each Obligor on the date of each Request and each Drawdown Date with reference to the facts and circumstances then existing provided that the obligation to make this representation will cease on 15th January, 2000.

19.      UNDERTAKINGS

19.1     DURATION

         The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

19.2     FINANCIAL INFORMATION

         The Parent shall supply to the Facility Agent in sufficient copies for all the Banks:

         (a) as soon as the same are available (and in any event within 120 days of the end of each of its financial years):

                  (i) the audited consolidated accounts of the Group for that financial year; and

                  (ii) promptly upon request by the Facility Agent, the audited accounts, if prepared, of each Obligor (consolidated in the case of an Obligor with Subsidiaries) for that financial year;

         (b) as soon as available (and in any event within 45 days) after the end of each consecutive three month period ending on an Accounting Date, unaudited consolidated management accounts of the Group for that three month period in a form and showing the detailed information provided for in the Proforma Accounts together with a written report by an Executive Officer explaining any material variances against budget and the Financial Forecasts for that period;

         (c) as soon as available (and in any event within 45 days) after the end of each calendar month the unaudited consolidated management accounts of the Group for that month in a form and showing the detailed information provided for in the Proforma Accounts and with each set of monthly consolidated management accounts, a written report of an Executive Officer explaining any material variances against the budget and Financial Forecasts for that period; and

         (d)      (i)      together with the Accounts specified in paragraph (a)
                           above, (A) a certificate signed by the Auditors (I) setting out in reasonable detail computations establishing, as at the date of such accounts, compliance or otherwise with Clause 20.2 (Financial
                           Covenants), and (II) stating that the Auditors did not in the course of their audit discover any Event of Default which they know to be an Event of Default or, if they did, describing the same, and (B) a certificate signed by an Executive Officer identifying the Material Subsidiaries and those companies required to provide guarantees and security in order to comply with 19.32 (Obligor cover) on the basis of such Accounts;

                  (ii) together with the Accounts specified in paragraph (a) and (b) above ending on an Accounting Date other than 31st March and 30th September (before any adjustment), a certificate signed by two directors of the Parent (one of whom shall be the Chief Financial Officer) (i) setting out in reasonable detail computations establishing compliance with Clause 20.2 (Financial Covenants) and (ii) identifying the Material Subsidiaries and those companies required to provide guarantees and security in order to comply with 19.32 (Obligor cover) as at the date to which those Accounts were drawn-up; and

                  (iii) together with the Accounts specified in paragraph (b) above ending on an Accounting Date other than 31st March and 30th September (before any adjustment) a certificate signed by two directors of the Parent stating that as at the date of the certificate no Default is outstanding or, if there is an outstanding Default, providing details of the same and of any proposed remedial action and stating that no Default is expected to occur before the next Accounting Date.

19.3     PROJECTIONS

(a) The Parent shall furnish to the Facility Agent in sufficient copies for each of the Banks as soon as available and in any event prior to the fourteenth day before the commencement of each financial year, a budget including a projected consolidated balance sheet, profit and loss account, Capital Expenditure forecast and cash flow statement of the Group for (or, in the case of a balance sheet, as at the end of) such financial year together with details of the principal assumptions underlying such projections all as approved by the Parent's board of directors in a format consistent with the Proforma Accounts and prepared in accordance with the Applicable Accounting Principles.

(b) At least once in every financial year the Executive Officers of the Parent will give a presentation to the Banks, at a time and venue agreed with the Facility Agent, about the ongoing business and financial performance of the Group and about such other matters relating to the ongoing business and financial performance of the Group as any of the Banks may reasonably request.

19.4     NOTIFICATIONS

         The Parent shall furnish or procure that there shall be furnished to the Facility Agent in sufficient copies for each of the Banks:

         (a) promptly, documents despatched by the Parent to its shareholders generally (or any class of them) in their capacity as such and all documents relating to the financial obligations of any Obligor despatched by or on behalf of any Obligor to its creditors generally (in their capacity as creditors);

         (b) promptly upon being notified of the same, details of all transfers of more than 5% of any class of shares in the Parent's capital;

         (c) on request from the Facility Agent (to be given not more often than twice a year unless an Event of Default is then outstanding or the Facility Agent has reasonable grounds for believing that there is a Default), an up to date copy of the shareholders' register of the Parent;

         (d) as soon as the same are instituted or, to its knowledge, threatened, details of any litigation (other than any which is frivolous or vexatious), arbitration or administrative proceedings involving any Group member which, if adversely determined, would involve potential or alleged liability in excess of U.S.$1,000,000 (or its equivalent in other currencies);

         (e) promptly, such further information regarding its financial condition, business and assets and that of the Group and/or any member thereof (including any requested amplification or explanation of any item in any Accounts, forecast, projections or other material provided by any Obligor hereunder) as the Facility Agent or any Bank through the Facility Agent may reasonably request from time to time, provided that where any such information is subject to a confidentiality agreement entered into between the relevant member of the Group in the ordinary course of its business, it shall use its reasonable endeavours to obtain, or shall procure that the relevant member of the Group uses its reasonable endeavours to obtain, consent to disclose such information but if such consent is not forthcoming, this Clause 19.4(e) will not be breached by the failure to deliver the information subject to the confidentiality agreement;

         (f) save as provided in (g) below, written details of any Default forthwith upon becoming aware of the same, and of all remedial steps being taken and proposed to be taken in respect of that Default and, promptly after being requested by the Facility Agent, a certificate to the Facility Agent signed by a director of the Parent confirming that there is no outstanding Default or, if there is, giving details of the same;

         (g) written details of the occurrence of any of the events referred to in Clause 21.1(k) (Analagous proceedings) promptly upon becoming aware of the same together with, if requested by the Facility Agent, calculations showing whether or not any such event has resulted in an Event of Default; and

         (h) promptly, and in any event within 14 days, after (i) it has knowledge of the occurrence of any Reportable Event, a copy of the materials that are filed with the

                  PBGC, (ii) the U.S. Obligor or any ERISA Affiliate files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by the U.S. Obligor or any ERISA Affiliate from the PBGC of the PBGC's intention to terminate any Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the U.S. Obligor or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute ground under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Plan, an explanation of such event or condition, (v) the receipt by the U.S. Obligor or any ERISA Affiliate of an assessment of withdrawal liability under ERISA from a Multiemployer Plan, a copy of such Assessment, (vi) the U.S. Obligor or any ERISA Affiliate knows or has reason to know of any condition which might cause any one of them to incur a material liability under Section 4062, 4063, 4064, or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (vii) the U.S. Obligor or any ERISA Affiliate knows, or has reason to know, that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and, in each case described in sub-paragraphs (i) to (iii) (inclusive) and (iv) to (vi) (inclusive) a statement signed by the chief financial officer of the U.S. Obligor setting forth details as to such Reportable Event, notice, event or condition and the action which the U.S. Obligor or such ERISA Affiliate proposes to take with respect thereto.

19.5     AUDIT AND ACCOUNTING DATES

         The Parent will ensure that:

         (a) each annual Accounting Period and each quarterly Accounting Period, as the case may be, of the Group ends on an Accounting Date;

         (b)      each of its annual Accounting Periods will end on 31st
                  December; and

         (c) all Accounts are prepared in accordance with the Applicable Accounting Principles or where any Accounts have been prepared in any respect so as to depart materially from the Applicable Accounting Principles the Parent shall provide to the Facility Agent (in sufficient copies for the Banks) a written explanation (and calculations in reasonable detail) prepared or confirmed by the Auditors in the case of audited Accounts of the effect of such departure on the financial covenants in Clause 20 (Financial Covenants) and the definitions referred to therein. The Facility Agent (acting on the instructions of the Majority Banks) may, at the cost of the Parent, instruct the Auditors to check any such calculations where the Facility Agent has reasonable grounds for believing that they may be inaccurate, save that where such calculations are determined to be accurate, the costs will be for the account of the Facility Agent. If the Majority Banks approve any such departure it shall become part of the Applicable Accounting Principles.

19.6     NEGATIVE PLEDGE

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist any Encumbrance on the whole or any part of its respective present or future business, assets or undertaking except for Permitted Encumbrances.

19.7     TRANSACTIONS SIMILAR TO SECURITY

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will:

         (a)      sell, transfer or otherwise dispose of:

                  (i) any of its assets on terms whereby such asset is or it is contemplated is likely to be leased to or re-acquired or acquired by any member of the Group; or

                  (ii) any of its receivables on recourse terms except for the discounting of bills and notes in the ordinary course of business where the resulting Borrowing is permitted by Clause 19.10 (Borrowing); and

         (b) except for assets acquired in the normal course of trading, purchase any asset on terms providing for a retention of title by the vendor or on conditional sale terms or on terms having a like substantive effect to any of the foregoing.

19.8     DISPOSALS

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, either in a single transaction or in a series of transactions, sell, transfer, lease or otherwise dispose of:

         (a) any shares in any member of the Group (other than (i) the issue of stock of the Parent permitted to be issued pursuant to Clause 19.18 (Share Capital) and (ii) the disposal of any shares in a member of the Group which is not a Material Subsidiary or an Obligor for cash consideration payable in full at the time of disposal and on arm's length terms for fair market value) or in any joint venture; or

         (b) all or any part of its respective assets or undertaking (not being shares in a member of the Group or in any joint venture), other than:

                  (A) sales of trading assets or the expenditure of cash, in each case in the ordinary course of trading on arm's-length terms;

                  (B) disposals of obsolete or redundant plant and equipment, or of real property not required for the efficient operation of its business, on arm's length terms and for fair market value;

                  (C) disposals of assets in exchange for or for investment in other assets performing substantially the same function which are comparable or superior as to type, market value and quality;

                  (D) the lending of cash and the repayment of cash lent in compliance with the terms of the Finance Documents;

                  (E) disposals of Cash Equivalent Investments on arm's length terms;

                  (F) disposals of assets or undertakings by (i) a Non-Obligor to any Obligor, and/or (ii) an Obligor to another Obligor, provided in the latter case that where the transferor has granted security over any such asset or undertaking pursuant to any of the Security Documents the transferee must at the time of transfer provide equivalent security (to the reasonable satisfaction of the Security Agent) over such assets to the Security Agent and the Banks;

                  (G) disposals of assets on arm's length terms not otherwise permitted under this Clause 19.8 provided that the aggregate fair market value of the assets disposed of during any annual Accounting Period does not exceed U.S.$5,000,000 (or its equivalent in other currencies); and

                  (H) any other disposal with the prior written consent of the Facility Agent (acting on the instruction of the Majority Banks).

19.9     PARI PASSU RANKING

         Each Obligor undertakes that its obligations under this Agreement rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated obligations, other than obligations applicable generally to companies which have priority by operation of law.

19.10    BORROWINGS

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur any Borrowings falling within paragraphs (a),
         (b), (c), (d) or (h) of the definition of "BORROWINGS" in Clause 1.1 (Definitions) other than:

         (a) under the Finance Documents and Existing Facilities provided that Borrowings arising pursuant to the Existing Revolving Credit Facility are repaid in accordance with the repayment schedule set out in Schedule 9 and the aggregate net debt balance under the Existing Overdraft Facility does not exceed (pound)2,000,000; or

         (b) Borrowings in the form of loans permitted pursuant to Clause 19.16(b) (Loans out); or

         (c)      Borrowings under the Subordinated Loan Notes; or

         (d) Borrowings created or subsisting with the prior written consent of the Facility Agent (acting on the instructions of the Majority Banks); or

         (e) any other Borrowings (including without limitation the amount of any increase in the net debt balance under the Existing Overdraft Facility in excess of that permitted under paragraph
                  (a) above) not exceeding U.S.$10,000,000 (or the equivalent in other currencies) in aggregate for the Group as a whole at any one time outstanding;

19.11    LEASES

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will enter into any leases of or in respect of vehicles, machinery, plant or equipment (the "EQUIPMENT"):

         (a) if such Equipment (not being computers used for accounting and administrative purposes only or telecommunications equipment) is of such importance to the business of the lessee that such business would be materially and adversely affected were such Equipment to be repossessed by the lessor; or

         (b) if the capital value of such Equipment aggregated with the capital value of all other Equipment leased under existing leases entered into by all members of the Group is greater than U.S.$3,000,000 or such other higher amount agreed to by the Majority Banks (or its equivalent in other currencies).

19.12    THIRD PARTY GUARANTEES

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur or permit to be outstanding any guarantee, indemnity or other assurance against loss on the part of any person of a type referred to in paragraph (i) of the definition of "BORROWINGS" in Clause 1.1 other than (a) under the Finance Documents, or (b) the endorsement of negotiable instruments for the purpose and in the ordinary course of carrying on the relevant entity's trade, or (c) guarantees in favour of a bank to facilitate the operation of bank accounts of members of the Group maintained with such bank on a net balance basis, or (d) in respect of the Borrowings of the type referred to in Clause 19.10 (Borrowing) of any other member of the Group which are permitted under Clause 19.10 (Borrowing) where the maximum aggregate exposure of the Obligors under any such guarantees, indemnities or other assurances in respect of the Borrowings of Non-Obligors does not exceed U.S.$2,000,000 (or its equivalent in other currencies), or (e) guarantees of the Existing Revolving Credit Facility granted by the PhotoDisc, Inc, Allsport Photographic Ltd, Getty Images Limited, and Hulton Getty Picture Collection Limited, provided that the proceeds of the first Tranche A Advance shall be used to satisfy in full the obligations to which such guarantees relate on or before 1st November, 1999.

19.13    OPTIONS

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into or permit to subsist any option or other arrangement whereby any person has the right (whether or not exercisable only on a contingency) to require any member of the Group to purchase or otherwise acquire or sell or otherwise dispose of any material property or any interest in any material property otherwise than where any such arrangement is permitted by Clause 19.8 (Disposals) or (Treasury Transactions) or arises with respect to capital stock of the Parent under bona fide employee stock option or incentive agreements entered into by the Parent on terms normal for such arrangements.

19.14    TREASURY TRANSACTIONS

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any interest rate or currency swap, cap, ceiling, collar, floor or financial futures or commodity contract or option or any similar treasury or hedging transaction, other than transactions entered into for the hedging of actual or projected exposures arising in the ordinary course of ordinary trading activities of members of the Group carried on in compliance with the terms of the Finance Documents for periods of not more than 12 months. For the avoidance of doubt, nothing in this Clause
         19.14 shall prevent any Obligor, or any Subsidiary of any Obligor, entering into transactions for the hedging of exposures arising pursuant to the terms of any of the Finance Documents provided that the counterpart of any such hedging is a Bank under the Facilities and the terms of the hedging arrangements entered into are acceptable to the Facility Agent (acting reasonably).

19.15    INVESTMENTS

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incorporate any company or enter into any merger or consolidation with any business or person or acquire (by subscription or otherwise) or invest in any business or company or any shares or other securities (or any interest therein) other than:

         (a)      Cash Equivalent Investments; or

         (b) members of the Group at the date of this Agreement which are Obligors; or

         (c) the incorporation by a member of the Group of a limited liability company provided that (A) such company is wholly-owned by a member (or members) of the Group and (B) the Parent notifies the Facility Agent in writing at least one month prior to any such incorporation; or

         (d)      the TIB Acquisition; or

         (e)      acquisitions permitted pursuant to Clause 19.33
                  (Acquisitions),

         provided that the acquisition of the shares referred to in(d) and (e) above shall be subject to compliance with Clause 17.3 (Security) and
         19.32 (Obligor cover).

19.16    LOANS OUT

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, be the creditor in respect of any Borrowings, save for:

         (a) any Borrowings under paragraph (e) of the definition of "BORROWINGS" in Clause 1.1 where trade credit is extended by any member of the Group on normal commercial arm's length terms and in the ordinary course of its business; or

         (b) loans made by one member of the Group to another member of the Group where:

                  (i)      the loan is made by an Obligor to another Obligor; or

                  (ii) the loan is made by an Obligor to a Non-Obligor and the recipient of the loan requires the funds to meet its normal working capital requirements where the aggregate amount of all such loans to all such Non-Obligors at any time outstanding does not exceed U.S.$7,500,000 (or its equivalent in other currencies) and the aggregate amount lent (by all members of the Group) at any time outstanding to any particular Non-Obligor does not exceed U.S.$3,000,000 (or its equivalent in other currencies); or

                  (iii)    loans by a Non-Obligor to any member of the Group,

                  provided that, if requested by the Facility Agent, the Parent will procure that in respect of any such loans or series of loans between the same parties in an aggregate amount of U.S.$1,000,000 (or its equivalent in other currencies) or more security in favour of the Security Agent (in form and substance reasonably satisfactory to the Security Agent) on behalf of the Banks is granted over such loan(s); or

         (c) loans made by any member of the Group to the employees of the Group in an aggregate amount for the Group as a whole at any time outstanding not exceeding U.S.$500,000 (or its equivalent in other currencies); or

         (d) counter-indemnity claims against another member of the Group in respect of any guarantee or indemnity given by a member of the Group issued to any person in respect of the obligations or liabilities of such other member of the Group and which is permitted pursuant to Clause 19.12 (Third party guarantees); or

         (e) Borrowings (not being loans to another member of the Group) not otherwise permitted pursuant to paragraphs (a), (b), (c) or (d) in an aggregate amount for the Group as a whole at any time outstanding not exceeding U.S.$1,500,000 (or its equivalent in other currencies).

19.17    DIVIDENDS

         The Parent will not declare, make or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of any of its Shares, or any other shares in its capital or repay or distribute any share premium account, until all amounts payable and all liabilities (actual or contingent) pursuant to the Finance Documents have been repaid and or satisfied in full.

19.18    SHARE CAPITAL

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, (i) redeem, repurchase, defease, retire or repay any of its share capital or capital stock, or resolve to do so, or (ii) issue any shares or capital stock which by their terms are redeemable prior to the date falling one year after the Final Maturity Date, or
         (iii) issue any share capital to any person other than to another member of the Group, save that the Parent may issue (A) capital stock of a type substantially similar to any class of its stock in issue at the Signing Date which is subscribed for in full in cash and in respect of which no dividend or distribution is payable while any amount is outstanding under the Finance Documents, (B) capital stock in accordance with bona fide employee stock option agreements entered into on terms normal for such arrangements and (C) capital stock issued for the purpose of an Acquisition permitted pursuant to Clause 19.33 (Acquisitions) or in relation to the TIB Acquisition on the terms set out in the Prospectus provided that such issue does not cause a breach of Clause 21.1(m) (Control).

19.19    INTELLECTUAL PROPERTY RIGHTS

         Each Obligor will, and will procure that each of its Subsidiaries will:

         (a) (other than in respect of Excluded Intellectual Property Rights) make such registrations and pay such fees and other amounts as are necessary to keep those registered Intellectual Property Rights which are material to the business of such Obligor or the Group taken as a whole and to record its interest in those Intellectual Property Rights;

         (b) take such steps as are necessary and commercially reasonable (including, without limitation, the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights referred to in paragraph (a) above; and

         (c) not assign, transfer or enter into licence arrangements in respect of those rights save for (I) licence arrangements entered into with members of the Group for so long as they remain members of the Group, (II) licence arrangements entered into on normal commercial terms and in the ordinary course of its business, and (III) the arrangements in place at the date hereof in respect of the Excluded Intellectual Property Rights.

19.20    ENVIRONMENTAL MATTERS

         Each Obligor will and will procure that each of its Subsidiaries will:

         (a)      obtain all requisite Environmental Licences and comply with
                  (A) the terms and conditions of all Environmental Licences applicable to it, and (B) all other applicable Environmental Law, where in any such case failure to obtain or comply would have a Material Adverse Effect; and

         (b) promptly upon receipt of the same, notify the Facility Agent of any claim, notice or other communication served on it in respect of any alleged breach of or corrective or remedial obligation or liability under any Environmental Law which would, if substantiated, have a Material Adverse Effect; and

         (c) indemnify each Finance Party, each receiver appointed under any Security Document and their respective officers, employees, agents and delegates (together the "INDEMNIFIED PARTIES") against any cost or expense suffered or incurred by them (except if caused by their own negligence) which:

                  (i) arises by virtue of any actual or alleged breach of any Environmental Law (whether by any Obligor, an Indemnified Party or any other person); or

                  (ii) arises by virtue of the release or threatened release of, or exposure to, any Dangerous Substance stored or handled upon, transported from, or otherwise associated with, the past or present facilities or operations of any Obligor or Group member;

                  and which would not have arisen if the Finance Documents or any of them had not been executed.

19.21    INSURANCE

(a) Each Obligor will, and will procure that each of its Subsidiaries will, insure and keep insured all its property and assets of an insurable nature and which are customarily insured (either generally or by companies carrying on a similar business) against loss or damage by fire and other risks normally insured against by persons carrying on the same class of business as that carried on by it.

(b) Without prejudice to paragraph (a) above, the Parent will, or will procure that members of the Group will, effect and maintain insurance against business interruption, loss of profits, product liability, professional indemnity, pollution and public liability covering all members of the Group.

(c) Each Obligor will, and will procure that each of its Subsidiaries will, promptly pay all premiums and do all other things necessary to keep on foot the insurances required to be taken out and maintained by it pursuant to paragraphs (a) and (b) above and will procure that (except for public liability, employers liability and professional indemnity insurances) all of the insurance policies required to be taken out and maintained by it pursuant to paragraphs (a) and (b) above shall contain loss payee provisions reasonably acceptable to the Security Agent noting the Security Agent's interest thereon and naming the Security Agent as the payee.

(d) The Parent will promptly supply to the Facility Agent on request copies of each insurance policy required to be taken out and maintained by any member of the Group pursuant to this Clause 19.21 and the Obligors will procure that the insurer in the case of each such policy undertakes to the Facility Agent to notify the Facility Agent should any renewal fee or other sum payable by any member of the Group not be paid when due.

19.22    CHANGE OF BUSINESS

         No Obligor will, and each Obligor will procure that no member of the Group will, make any substantial change in the nature of its respective business as conducted at the Closing Date which would result in a material change to the nature of the business carried on by the Group as a whole.

19.23    INTER-COMPANY DEBT

         Each Obligor will procure that, unless the borrower in respect of such Borrowings has sufficient readily available cash to pay the sum due or demanded, any member of the Group which is the creditor in respect of any Borrowings by any other member of the Group shall take no action to cause such Borrowings to become due or to be paid.

19.24    ARM'S-LENGTH TERMS

         Unless otherwise expressly permitted by this Agreement, no Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any material transaction with any person if it is otherwise prohibited by this Agreement and, if not, only otherwise than on arm's-length terms in the ordinary course of trade.

19.25    COMPLIANCE WITH LAWS

         Each Obligor will, and will procure that each of its Subsidiaries will, comply in all material respects with all applicable laws and regulations of any governmental authority, whether domestic or foreign having jurisdiction over it or any of its assets, where failure to comply with any such laws or regulations would have a Material Adverse Effect and will obtain and promptly renew from time to time, and if so requested promptly furnish certified copies to the Facility Agent of all material authorisations which may be required under any applicable law or regulation to enable each Obligor to perform its respective obligations under the Finance Documents or required for the validity or enforceability of such Finance Documents or of any security provided for thereby.

19.26    ACCESS

         Upon reasonable notice being given by the Facility Agent, each Obligor will procure that any one or more representatives of the Facility Agent and/or accountants or other professional advisers appointed by the Facility Agent be allowed to have access during normal business hours to the assets, books and records of such Obligor and its Subsidiaries and to inspect the same, provided that is shall not be obliged to disclose any information which would cause it to be in breach of any undertaking or obligation of confidentiality owed to a third party and where it has taken all reasonable steps to secure the release of any such confidentiality undertaking or obligation.

19.27    PENSION SCHEMES AND TAX ALLOWANCES

         The Parent will if requested by the Facility Agent deliver to the Facility Agent at intervals of no more than 3 calendar years, and in any event at such time as those reports are prepared in order to comply with then current statutory or auditing requirements, actuarial reports in relation to any and all defined benefit pension schemes for the time being operated by members of the Group, and will ensure that all such pension schemes (which, with respect to the Plans, shall only include those Plans that are pension Plans) are fully funded based on reasonable actuarial assumptions.

19.28    JOINT VENTURES

         Each Obligor will not, and will procure that none of its Subsidiaries will, enter into or acquire any interest in any joint venture, partnership or similar arrangement with any person (not being another member of the Group) without the prior written consent of the Majority Banks, where the aggregate investment whether by acquisition of an ownership interest therein, the making of loans to such entity, the guaranteeing of the obligations of such entity, transferring assets to such entity or assuming the liabilities of or in respect of it (the aggregate of such investments being the "JOINT VENTURE Investment") of members of the Group in all joint ventures, partnerships and similar arrangements would as a result exceed U.S.$5,000,000.

19.29    ERISA

         Each U.S. Obligor will not, and will procure that none of its ERISA Affiliates will (a) fail to make payment when due of all amounts due as a contribution to any Plan, or (b) engage in any transaction in connection with which any U.S. Obligor could be subjected to either a civil penalty assessed pursuant to ERISA, a tax imposed by section 4975 of the IRC or breach of fiduciary duty liability damages if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of that deficiency, as the case may be, would, or is reasonably likely to, have a Material Adverse Effect.

19.30    COMPLIANCE WITH MARGIN STOCK REGULATION

         Each U.S. Obligor shall not, and shall procure that its Subsidiaries shall not:

         (a) (i) sell, carry, pledge or otherwise dispose of any margin stock ("MARGIN STOCK") within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as in effect from time to time ("REGULATION U"), now owned or acquired after the date of this Agreement; or

                  (ii) incur any Borrowings directly or indirectly secured (within the meaning of Regulation U) by any Margin Stock;

                  if such transaction would cause any of the Advances or any part thereof to be in violation of Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System of the United States, as in effect from time to time ("REGULATION X");

         (b) use the proceeds of any Advance, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute any of the Facility or Advances or this Agreement a "purpose credit" within the meaning of Regulation U or Regulation X. No Obligor and no agent acting on its behalf will take or has taken any action which might cause this Agreement or the Advances to violate Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

19.31    UCC FILINGS

         Each U.S. Obligor at its own expense will make and renew promptly, and in any event in the case of renewal before any UCC filing relating to any Finance Document expires, all UCC filings relating to any Finance Document reasonably required by the Facility Agent and will pay all applicable fees.

19.32    OBLIGOR COVER

         The Parent shall procure that:

         (a) in relation to each Ratio Period, (as defined in Clause 20.3 (Periods)) the Obligors shall, in aggregate, account for at least 80 per cent. of Consolidated EBITDA (as defined in Clause 20.1 (Financial Definitions)) and have, in aggregate, 80 per cent. or more of the consolidated gross assets of the Group; and

         (b) on the Signing Date each Obligor as set out in Schedule 1 Part II will execute a U.K. or U.S., as the case may be, general security charge (in the agreed form) in favour of the Security Agent.

19.33    ACQUISITIONS

         Save for the TIB Acquisition, the Parent will not, and will procure that no member of the Group will make any Acquisition or series of Acquisitions for Non-Equity Consideration (which shall include all deferred consideration) except:

         (i) the acquisition of any one or more of the franchises created by the Target Group prior to the Signing Date provided that the total consideration for such Acquisition or series of Acquisitions does not exceed US$20,000,000 in aggregate during the life of the Facility; or

         (ii) an Acquisition or series of Acquisitions where the aggregate consideration does not exceed US$15,000,000 in any one financial year, provided that no Acquisition(s) will be made of any business or company unless it carries on substantially the same business as the Parent.

19.34    AMENDMENTS TO DOCUMENTS

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will (i) amend, supplement, supersede or waive (A) any term of the Transaction Documents or (B) (in the case of an Obligor or a company over whose shares the Banks have a charge) its memorandum or articles of association or other constitutional document without the consent of the Majority Banks (not to be unreasonably delayed or withheld), or (ii) enter into any agreements or arrangements with the holders of any shares in the capital of the Parent, in any way which in either such case would be likely materially and adversely to affect the interests of the Banks under the Finance Documents (provided that if any such undertaking would not be enforceable against any Obligor it shall not be given by that Obligor).

20.      FINANCIAL COVENANTS

20.1     FINANCIAL DEFINITIONS

(a)      In this Agreement:

         "BALANCE SHEET"

         means, at any time, the latest published audited or unaudited consolidated balance sheet of the Group.

         "CONSOLIDATED EBIT" for any period means the profit of the Group for such period:

         (1) BEFORE TAKING INTO ACCOUNT all extraordinary items (whether positive or negative) but AFTER TAKING INTO ACCOUNT all exceptional items (whether positive or negative);

         (2) BEFORE DEDUCTING advanced corporation tax, mainstream corporation tax and their equivalents in any relevant jurisdiction;

         (3) BEFORE TAKING INTO ACCOUNT Interest accrued as an obligation of or owed to any member of the Group, in each case whether or not paid, deferred or capitalised during such period; and

         (4) AFTER DEDUCTING any gain over book value arising in favour of the Group on the sale, lease or other disposal of any asset (other than on the sale of trading stock) during such period and any gain arising on revaluation of any asset during such period, in each case to the extent that it would otherwise be taken into account.

         "CONSOLIDATED EBITDA" for any period means Consolidated EBIT for such period before any amortisation or depreciation.

         "CONSOLIDATED NET INTEREST PAYABLE" for any period means the Interest accrued during such period as an obligation of any member or members of the Group (whether or not paid or capitalised during or deferred for payment after such period) and after taking into account Interest receivable (net of Tax) by any member of the Group on any Borrowings made available by such member of the Group which is not more than 90 days overdue, adjusted to take account of any amount constituting Interest receivable by any members of the Group (after deducting all Taxes applicable thereto) under interest rate and/or currency hedging agreements or instruments under which all parties are in compliance with their material obligations.

         "CONSOLIDATED TOTAL BORROWINGS" means at any time the aggregate at that time of the Borrowings of the members of the Group from sources external to the Group (less any cash balances held by any member of the Group that are freely convertible and transferable free of any encumbrances (other than Permitted Encumbrances in respect of Borrowings), all as determined (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified herein and/or in the definition of Borrowings in Clause 1.1 (Definitions)) in accordance with the Applicable Accounting Principles and, where the calculation is being made as at the end of any Accounting Period for which a Balance Sheet of the Group has been or is required to be delivered to the Facility Agent hereunder, determined from that Balance Sheet.

20.2     FINANCIAL COVENANTS

         The Parent shall procure that:

         (a)      CONSOLIDATED EBITDA TO CONSOLIDATED NET INTEREST PAYABLE:

                  Consolidated EBITDA for the Ratio Periods ending on the test dates (each a "TEST DATE") specified in the table below, shall not be less than Y times Consolidated Net Interest Payable for such period, where Y has the value set opposite such Test
                  Date:


                  TEST DATE (BEFORE ANY ADJUSTMENT)                     Y


                  30th June, 2000                                       4.5
                  31st December, 2000                                   4.5
                  30th June, 2001                                       5.5
                  31st December, 2001                                   7
                  30th June, 2002                                       7

         (b)      CONSOLIDATED TOTAL BORROWINGS TO CONSOLIDATED EBITDA:

                  The ratio of Consolidated Total Borrowings to Consolidated EBITDA will not exceed 3.25:1 (applicable at all times but tested semi-annually).

20.3     PERIODS

         The first Test Date for the financial covenants specified in this Clause 20 will be on the annual Accounting Period ending 30th June, 2000. Each subsequent test date will be on 31st December and 30th June of each year until the Final Maturity Date. The financial covenants will be calculated using data for the period (each a "RATIO PERIOD") ending on each Test Date and beginning 12 months before the relevant test date.

20.4     INFORMATION

         All information required for calculation of the financial ratios and testing of other covenants set out in this Clause 20 will be extracted from figures appearing in the audited consolidated Accounts of the Group for any financial year and the unaudited quarterly consolidated management accounts of the Group as the case may be, delivered to the Facility Agent under paragraph (a)(i) and (b) of Clause 19.2 (Financial Information).

21.      DEFAULT

21.1     EVENTS OF DEFAULT

         Each of the events set out in this Clause 21.1 is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person):

         (a) NON-PAYMENT: an Obligor does not pay on the due date any amount payable by it under any Finance Document at the place and in the funds and currency in which it is expressed to be payable unless the Facility Agent is satisfied that the failure to pay is due solely to technical or administrative delays in the transmission of funds and the relevant amount is paid in full within 3 Business Days of the due date; or

         (b) BREACH OF OTHER OBLIGATIONS: an Obligor does not comply in any material respect with any provision of:

                  (i) Clauses 19.6 (Negative Pledge), 19.7 (Transactions similar to security), 19.8 (Disposals), 19.15 (Investments), 19.17 (Dividends), 19.18 (Share Capital), 19.32 (Guarantor cover), 19.33 (Acquisitions) or 20.2 (Financial Covenants); or

                  (ii) any Finance Document (other than a provision referred to in paragraphs (a) or (b)(i) above) and, if such default is, in the reasonable opinion of the Facility Agent, capable of remedy within such period, within 21 days after the earlier of the relevant Obligor becoming aware of such default and receipt by the relevant Obligor of written notice from the Facility Agent requiring the failure to be remedied, such Obligor shall have failed to cure such default provided that such Obligor shall not have any such 21 day remedy period where, in the Facility Agent's reasonable opinion, it may be materially prejudicial to the interests of the Banks under the Finance Documents to wait to determine whether or not such Obligor would remedy any such failure; or

         (c) MISREPRESENTATION: a representation, warranty or statement made or repeated by or on behalf of any Obligor, in any Finance Document or in any certificate or statement delivered by or on behalf of any Obligor under any Finance Document, is incorrect in any respect which in the reasonable opinion of the Facility Agent is material when made or deemed to be made or repeated by reference to the facts and circumstances then subsisting and, if the facts and circumstances causing such misrepresentation are in the reasonable opinion of the Facility Agent capable of remedy within such period, within 14 days after the earlier of the relevant Obligor becoming aware of such misrepresentation and receipt by such Obligor of written notice from the Facility Agent requiring the facts and circumstances causing such misrepresentation to be remedied, such Obligor shall have failed to remedy such facts and circumstances; or

         (d)      CROSS-DEFAULT:

                  (i) any Borrowings of any members of the Group (taken together) aggregating U.S.$1,000,000 (or its equivalent in other currencies) or more at any one time outstanding become (or become capable of being declared (but only while it remains so capable of being declared)) due and payable or due for redemption before their normal maturity date or are placed on demand in each such case by reason of the occurrence of an event of default (howsoever characterised) or any event having the same effect, unless the obligation to pay such Borrowings is being contested in good faith by the relevant member of the Group by appropriate proceedings and an independent legal opinion addressed to the relevant member of the Group confirms that such member of the Group is likely to be successful in such proceedings; or

                  (ii) any Borrowings of any members of the Group (taken together) aggregating U.S.$1,000,000 (or its equivalent in other currencies) or more are not paid when due (whether falling due by demand, at scheduled maturity or otherwise) or within any originally applicable grace period provided for in the document evidencing or constituting those Borrowings, unless the obligation to pay such Borrowings is being contested in good faith by the relevant member of the Group by appropriate proceedings and an independent legal opinion addressed to the relevant member of the Group confirms that such member of the Group is likely to be successful in such proceedings; or

                  (iii) if funds are outstanding in respect thereof, any commitment for or underwriting of any facility for Borrowings of any members of the Group (taken together) aggregating U.S.$1,000,000 (or its equivalent in other currencies) is cancelled or suspended by the provider of that facility by reason of the occurrence of an event of default (howsoever characterised); or

         (e)      INVALIDITY:

                  (i) any of the Finance Documents ceases to be in full force and effect in any material respect or, subject to the Reservations, ceases to constitute the legal, valid and binding obligation of any Obligor party to it or, in the case of any Security Document, subject to the Reservations, fails to provide legal, valid and enforceable security in favour of the Security Agent and the Banks over the assets over which security is intended to be given by that Security Document, in each case in a manner and to an extent reasonably considered by the Majority Banks to be materially adverse to their interests under the Finance Documents; or

                  (ii) it is unlawful for any Obligor to perform any of its obligations under any of the Finance Documents; or

                  (iii) any Obligor alleges in writing that any Finance Document is ineffective or invalid; or

         (f)      INSOLVENCY:

                  (i) any Obligor or any Material Subsidiary is, or is deemed or declared for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits in writing its inability to pay its debts as they fall due; or

                  (ii) any Obligor or any Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

                  (iii) an Obligor or any Material Subsidiary by reason of financial difficulties, begins negotiations with its creditors generally with a view to the readjustment or rescheduling of any of its indebtedness; or

         (g)      INSOLVENCY PROCEEDINGS:

                  (i) any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with the creditors (or any class of them) of any Obligor; or

                  (ii) a meeting of the board of directors or shareholders of any Obligor or any Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or its administration or any such resolution is passed; or

                  (iii) any person presents a petition for the winding-up or for the administration of, any Obligor or any Material Subsidiary (not being a frivolous or vexatious petition); or

                  (iv) any order for the winding-up or administration of any Obligor or any Material Subsidiary is made; or

                  (v) any other step (including petition, resolution, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of any Obligor or any

                           Material Subsidiary or any other insolvency proceedings involving any such person,

                  provided that this Clause 21.1(g) shall not apply to:

                  (a) any such action relating to a solvent reconstruction, amalgamation, reorganisation or merger of such Obligor save where the Facility Agent (acting on the instructions of the Majority Banks) believes that such action will reasonably be expected to have an adverse effect on the ability of that Obligor to comply with its obligations under the Facility Documents.

                  (b) any such action which is frivolous or vexatious and which such Obligor is contesting in good faith on reasonable grounds and in any event is discharged or dismissed within 21 days or in respect of which the Majority Banks are satisfied that the ability of that Obligor to comply with its obligations under the Finance Documents will not be materially and adversely affected.

         (h)      APPOINTMENT OF RECEIVERS AND MANAGERS:

                  (i) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any Obligor or any Material Subsidiary or any part of its assets; or

                  (ii) the directors of any Obligor or any Material Subsidiary requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like in respect of any Obligor or Material Subsidiary or their respective assets; or

                  (iii) any other steps are taken to enforce any Encumbrance over any part of the assets of any Obligor or any Material Subsidiary, save where that Obligor or such Material Subsidiary is, in good faith, contesting such enforcement by appropriate proceedings and the Majority Banks acting reasonably are satisfied that the ability of any Obligor or any Material Subsidiary to comply with its obligations under any Finance Document will not be materially and adversely affected; or

         (i) CREDITORS' PROCESS: any attachment, sequestration, distress or execution is made or ordered in respect of any assets of any member or members of the Group having an aggregate value of U.S.$ 1,500,000 (or its equivalent in other currencies), and is not discharged within 7 days; or

         (j) U.S. BANKRUPTCY: any Obligor or any Material Subsidiary shall commence a voluntary case under the U.S. Bankruptcy Code, or an involuntary case is commenced under the U.S. Bankruptcy Code against such a member of the Group and the petition is not controverted within 7 days and is not dismissed within 30 days, after commencement of the case, or a custodian, receiver, trustee or similar officer is appointed for, or takes charge of, all or substantially all of the property of any Obligor or any Material Subsidiary; or

         (k)      ANALOGOUS PROCEEDINGS:

                  (i) there occurs, in relation to any Non-Obligor which is not a Material Subsidiary (or any of its assets) any of the events referred to in Clauses 21.1 (Events of Default) paragraphs (f) to (j) (inclusive) (or in any jurisdiction to which such person or any of its assets is subject, any event which, in the reasonable opinion of the Majority Banks, is analogous to any of those mentioned in Clauses 21.1 (Events of Default) paragraphs (f) to (j) (inclusive)) (ignoring for these purposes the requirement to be an Obligor and/or a Material Subsidiary in any such Clause) where:

                           (A)      such event would have a Material Adverse
                                    Effect; or

                           (B) the aggregate of the gross assets, pre-tax profits or turnover (excluding value added tax or sales tax) of all such persons in respect of which any such events have occurred in any twelve month period is 5% or more of (I) the gross assets of the Group,
                                    (II) Consolidated EBIT of the Group, or
                                    (III) the aggregate consolidated sales of the Group to third parties (excluding any value added tax or sales tax) for such period, in each case calculated in accordance with the Applicable Accounting Principles and by reference to the latest audited or management accounts of the relevant company and the latest quarterly or audited consolidated Accounts of the Group delivered pursuant to Clause 19.2 (Financial Information); or

                  (ii) there occurs, in relation to any Obligor or a Material Subsidiary, in any jurisdiction to which it or any of its assets are subject, any event which, in the opinion of the Majority Banks, is analogous to any of those mentioned in Clauses 21.1 (Events of Default) paragraphs (f) to (j) (inclusive); or

         (l) OWNERSHIP OF THE OBLIGORS: any Obligor (other than the Parent) is not or ceases to be a wholly-owned Subsidiary of the Parent; or

         (m) CONTROL: any single person, or group of persons acting in concert (as defined in the City Code of Takeovers and Mergers), acquires control (as defined in Section 416 of the Income and Corporation Taxes Act 1988) of the Parent after the date of this Agreement; or

         (n) PROCEEDINGS: there shall occur any litigation, arbitration, administrative, regulatory or other proceedings or enquiry (including without limitation, any such by any monopoly, anti-trust or competition authority or commission, or any equivalent body in the European Commission or any division of any thereof or authority deriving power from any thereof) concerning or arising in consequence of any of the Transaction Documents and/or the implementation of any matter or transaction provided for in the Finance Documents and the same has or is reasonably likely to have a Material Adverse Effect; or

         (o) AUDIT QUALIFICATION: the Auditors qualify their report on any audited consolidated Accounts of the Group in a manner which, in the reasonable opinion of the Majority

                  Banks, is material in the context of the Finance Documents and the transactions contemplated thereby; or

         (p) ERISA: any U.S. Obligor or any Subsidiary of a U.S. Obligor or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 4041, 4042, 4062, 4063, 4064, 4068, 4069, 4201
                  or 4204 of ERISA or Section 4971 or 4975 of the Code, or any U.S. Obligor or any Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired or terminated employees (other than as required by Part 6 of Subtitle B of Title I of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA), and there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability, which lien, security interest or liability (or the enforcement thereof) is reasonably likely to have a Material Adverse Effect; or

         (q) MATERIAL ADVERSE CHANGE: any event or series of events occurs which has, or is reasonably likely to have, a Material Adverse Effect; or

         (r) GETTY TRADEMARKS: the members of the Group shall cease for any reason to be entitled to use the name Getty or any trademark incorporating such name or the terms on which they are so entitled shall be altered in any respect materially adverse to the members of the Group.

         (s) SUBORDINATED LOAN NOTES: if the principal of any Subordinated Loan Note is repaid or redeemed out of Non-equity Consideration prior to the Final Maturity Date.

21.2     ACCELERATION

         On and at any time after the occurrence of an Event of Default which is subsisting the Facility Agent may, and shall if so directed by the Majority Banks, by notice to the Parent:

         (a)      declare that an Event of Default has occurred; and/or

         (b)      cancel the Total Commitments; and/or

         (c) declare that all or part of the Advances to some or all of the Borrowers be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent (and if any such demand is subsequently made those Advances, together with accrued interest and all other amounts accrued under this Agreement, shall be immediately due and payable); and/or

         (d) declare that all or part of the Advances to some or all of the Borrowers, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable, provided that no action or determination by any of the Finance Parties shall be required in respect of any or all of the obligations and liabilities (whether actual or contingent) of any Obligor upon or at any time after the occurrence of an Event of Default specified in Clause 21.1 (Events of Default) paragraphs (f) to (h) (inclusive) and
         (j) to (k)(ii) (inclusive) in
         respect of the Parent or any U.S. Obligor which is a Material Subsidiary and on the occurrence of any such Event of Default all of the obligations and liabilities of the Obligors shall become automatically and immediately due and payable and, provided further that the Facility Agent (on the instructions of the Majority Banks) can by notice to the Obligors rescind any such acceleration in whole or in part.

22.      THE AGENTS AND THE ARRANGER

22.1     APPOINTMENT AND DUTIES OF THE AGENTS

         Each Finance Party irrevocably appoints each Agent to act as its agent under and in connection with the Finance Documents, and irrevocably authorises each Agent on its behalf (a) to execute on its behalf such of the Finance Documents which are expressed by this Agreement to be executed by such Agent on behalf of the Finance Parties, and (b) to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. Each Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

22.2     ROLE OF THE ARRANGER

         Except as otherwise provided in this Agreement, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

22.3     RELATIONSHIP

         The relationship between each Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement (other than in relation to the Security Agent and the Security Documents) constitutes any Agent as trustee or fiduciary for any other Party or any other person and except where and to the extent otherwise stated in this Agreement such Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

22.4     MAJORITY BANKS' DIRECTIONS

         Each Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions each Agent may act as it considers to be in the best interests of all the Banks.

22.5     DELEGATION

         Each Agent may act under the Finance Documents through its personnel and agents.

22.6     RESPONSIBILITY FOR DOCUMENTATION

         Neither any Agent nor the Arranger is responsible to any other Party for:

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (or in the Information Memorandum).

22.7     DEFAULT

(a) Neither Agent is obliged to monitor or enquire as to whether or not a Default has occurred. Neither Agent will be deemed to have knowledge of the occurrence of a Default. However, if an Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Finance Parties.

(b) Each Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

22.8     EXONERATION

(a) Without limiting paragraph (b) below, no Agent will be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of any Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

22.9     RELIANCE

         Each Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

         (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in such Agent's employment and those representing a Party other than such Agent).

22.10    CREDIT APPROVAL AND APPRAISAL

         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

         (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by any Agent or the Arranger in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

22.11    INFORMATION

(a) The Facility Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) Except where this Agreement specifically provides otherwise, the Facility Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(c) Except as provided above, neither any Agent nor the Arranger has any duty:

         (i) either initially or on a continuing basis to provide any Finance Party with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.

22.12    THE AGENTS AND THE ARRANGER INDIVIDUALLY

(a) If it is also a Bank, each Agent and the Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not an Agent or the Arranger.

(b)      Each Agent and the Arranger may:

         (i) carry on any business with any Obligor or its related entities;

         (ii) act as agent or trustee for, or in relation to any financing involving, any Obligor or its related entities; and

         (iii) retain any fees, profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

22.13    INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify each Agent for its proportion of any liability or loss incurred by such Agent in any way relating to or arising out of its acting as the Facility Agent or the Security Agent, as the case may be, except to the extent that the liability or loss arises directly from such Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which its participation in the Advances (if any) bears to all the Advances on the date of the demand. If, however, there are no Advances outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

(c) The Parent shall forthwith on demand reimburse each Bank for any payment made by it under paragraph (a) above.

22.14    COMPLIANCE

(a) Each Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, neither Agent need disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of such Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

(c) In acting as Facility Agent and/or Security Agent for the Banks, the Facility Agent's and Security Agent's agency division shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 22, in the event that Facility Agent or the Security Agent should act for any member of the Group in any capacity in relation to any other matter, any information given by such member of the Group to the Facility Agent or the Security Agent in such other capacity may be treated as confidential by the Facility Agent or the Security Agent (as the case may be).

22.15    RESIGNATION

(a) Notwithstanding Clause 22.1 (Appointment and duties of the Agents), each Agent may resign (after consultation with the Parent) by giving notice to the Banks and the Parent and may be removed by the Majority Banks giving notice to such Agent and the Parent. In that event the Majority Banks, after consultation with the Parent, may appoint a successor (a "REPLACEMENT") for such Agent which shall be a reputable and experienced bank acting and incorporated or having a branch in England.

(b) If the Majority Banks have not, within 30 days after any such notice, so appointed a Replacement which shall have accepted such appointment, the retiring Agent, after consultation with the Parent, shall have the right to appoint a Replacement which shall be a reputable and experienced bank incorporated or having a branch in England.

(c) The resignation of the retiring Agent and the appointment of any Replacement shall, subject to Clause 22.15(d) (below), both become effective upon the Replacement notifying all the parties hereto in writing that it accepts such appointment, whereupon the Replacement shall succeed to the position of the retiring Agent and the term "AGENT", "FACILITY AGENT" or "SECURITY AGENT" in all of the Finance Documents shall include such Replacement where appropriate. This Clause 22 shall continue to benefit a retiring Agent in respect of any action taken or omitted by it hereunder while it was an Agent.

(d) The resignation or removal of a retiring Security Agent shall not become effective until the Facility Agent is satisfied that all things required to be done in order that the Security Documents or replacements therefor shall provide for legal, valid and enforceable security in favour of the replacement Security Agent have been done. The Obligors shall take such action as may be necessary in order that the Security Documents or replacements therefor shall provide for legal, valid and enforceable security in favour of any replacement Security Agent.

(e) The retiring Agent shall make available to the Replacement such documents and records as the Replacement may reasonably request for the purpose of performing its function as the Facility Agent or Security Agent as the case may be.

22.16    SECURITY AGENT AS TRUSTEE

(a)      The Security Agent in its capacity as trustee or otherwise:

         (i) shall not be liable for any failure, omission, or defect in perfecting the security constituted by any Security Document or any security created thereby;

         (ii) may accept without enquiry such title as any Obligor may have to the property over which security is intended to be created by any Security Document.

(b) Save where the Security Agent holds a legal mortgage over, or over an interest in, real property or shares, the Security Agent in its capacity as trustee or otherwise shall not be under any obligation to hold any title deeds, Security Documents or any other documents in connection with the property charged by any Security Document or any other such security in its own possession or to take any steps to protect or preserve the same. The Security Agent may permit the relevant Obligor to retain all such title deeds and other documents in its possession.

(c) Save as otherwise provided in the Security Documents, all moneys which under the trusts herein or therein contained are received by the Security Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Security Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent with the consent of the Majority Banks. Additionally, the same may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including any Agent) and upon such terms as the Security Agent may think fit. Any and all such monies and all interest thereon shall be paid over to the Facility Agent forthwith upon demand by the Facility Agent.

(d) Each Finance Party authorises, empowers and directs the Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the Security Documents as trustee or as otherwise provided (and whether or not expressly in the Finance Parties' names) on its behalf.

22.17    BANKS

(a) Each Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than 5 Business Days' notice from such Bank to the contrary prior to the relevant payment.

(b) Each Bank represents to the Facility Agent that, in the case of a Bank which is a Bank on the date of this Agreement, on the date of this Agreement and, in the case of a Bank which becomes a Bank after the date of this Agreement, on the date it becomes a Bank it is:

         (i)      either:

                  (A) not resident in the United Kingdom for United Kingdom tax purposes; or

                  (B) a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom for United Kingdom tax purposes; and

         (ii) beneficially entitled to the principal and interest payable by the Facility Agent to it under this Agreement,

         and shall forthwith notify the Facility Agent if either representation ceases to be correct.

22.18    CHINESE WALL

         In acting as Facility Agent or Arranger, the agency and syndications division of each of the Facility Agent and the Arranger shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by the Facility Agent or the Arranger otherwise than in the capacity of Agent or Arranger through its agency and syndications division (whether as financial advisor to any member of the Group or otherwise) may be treated as confidential by the Facility Agent or Arranger and shall not be deemed to be information possessed by the Facility Agent or Arranger in their capacity as such. Each Finance Party acknowledges that the Facility Agent and the Arranger may, now or in the future, be in possession of, or provided with, information relating to the Obligors which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement, neither the Agent nor the Arranger will be under any obligation to provide, or under any liability for failure to provide, any such information to the other Finance Parties.

23.      FEES

23.1     ARRANGEMENT FEE

         The Parent shall pay to the Facility Agent on behalf of the Arranger a front-end fee on the date and in the amount agreed in the letter of even date herewith from the Facility Agent on behalf of the Arranger to the Parent and counter-signed by the Parent. The front-end fee shall be distributed by the Arranger among the Banks in the proportions agreed between the Arranger and the Banks.

23.2     COMMITMENT FEE

(a) The Parent shall pay to the Facility Agent for each Bank a commitment fee in the currency in which the relevant Commitments are denominated computed at the rate per annum referred to in Clause 8.5 (Applicable Margin and commitment fee) on the daily unutilised balance of the aggregate of that Bank's undrawn and available Commitment from time to time during the Availability Period.

(b) Accrued commitment fee is payable quarterly in arrear with the first payment due three months after the Signing Date and thereafter until the Final Maturity Date. Commitment fee will start to accrue from the Signing Date. Accrued commitment fee is also payable to the Facility Agent for the relevant Bank(s) on the cancelled amount of any such Bank's Commitment at the time the cancellation takes effect.

23.3     AGENCY FEES

         The Parent shall pay to the Facility Agent for its own account the agency fees on the dates and in the amounts agreed in the letter of even date herewith from the Facility Agent to the Parent and counter-signed by the Parent.

23.4     VAT

         Any fee referred to in this Clause 23 (Fees) is exclusive of any value added tax or any other similar Tax which might be chargeable in connection with that fee. If any value added tax or other similar Tax is so chargeable, it shall be paid by the relevant Obligor at the same time as it pays the relevant fee.

24.      EXPENSES

24.1     INITIAL AND SPECIAL COSTS

         The Parent shall promptly on demand pay or procure that the other Borrowers pay the Agents and the Arranger the amount of all reasonable costs and expenses (including legal fees and expenses) incurred by any of them in connection with:

         (a) the negotiation, preparation, printing and execution of this Agreement and any other Finance Document (including any executed after the date of this Agreement) and the syndication of the Facilities;

         (b) any amendment, supplement, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 2.5 (Change of currency), the Facility Agent and relating to a Finance Document; and

         (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document,

         together in each case with any applicable value added tax or other similar Taxes.

24.2     ENFORCEMENT COSTS

         The Parent shall promptly on demand pay or procure that the other Borrowers pay to each Finance Party the amount of all costs and expenses (including legal fees and expenses) incurred by it:

         (a) in connection with the enforcement of, or the protection or preservation of any rights under, any Finance Document; or

         (b) (in the case of the Facility Agent or the Security Agent only) in investigating any Default,

         together in each case with any applicable value added tax or other similar Taxes.

         While any Event of Default is continuing, the Parent shall promptly on demand pay each Agent for the cost of the management time charged by such Agent in connection with any additional administration of the Finance Documents arising in consequence of such Event of Default.

24.3     STAMP DUTIES

         The Parent shall pay and promptly on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar Tax which is or becomes payable in connection with the entry into, registration, performance or enforcement of any Finance Document.

25.      INDEMNITIES

25.1     CURRENCY INDEMNITY

(a) If any amount payable by any Obligor under or in connection with any Finance Document is received by any Finance Party in a currency (the "PAYMENT CURRENCY") other than that agreed to be payable under that Finance Document (the "AGREED CURRENCY"), whether as a result of any judgement or order or the enforcement of the same, the liquidation of such Obligor or otherwise and the amount produced by converting the Payment Currency so received into the Agreed Currency at market rates prevailing at or about the time of receipt of the Payment Currency is less than the amount of the Agreed Currency due under that Finance Document, then the Obligors shall, as an independent and additional obligation, indemnify each Finance Party for the deficiency and any loss sustained as a result.

(b) The indemnities set out in paragraph (a) above shall constitute separate and independent obligations of each of the Obligors from their other obligations under the Finance Documents and shall apply irrespective of any indulgence granted by any Finance Party. The Obligors shall pay the reasonable costs of making any conversion from the Payment Currency to the Agreed Currency.

(c) Each Obligor waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable under that Finance Document.

25.2     GENERAL INDEMNITIES

         The Parent shall promptly on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (a)      the occurrence of any Default;

         (b) the operation of Clause 25.1 (Change of currency), Clause 21.2 (Acceleration) or Clause 31 (Pro rata sharing);

         (c) any payment of principal of or interest on an Advance or of an overdue amount being received otherwise than on its Maturity Date; or

         (d) (other than by reason of default by a Finance Party) an Advance not being made after a Request has been delivered for that Advance,

         including any loss of Margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance (provided that the loss or liability recoverable by any Finance Party under paragraphs (c) or (d) shall not exceed the amount which such Finance Party could claim if it had funded such Advance or overdue amount on a matched basis in the London Interbank Eurocurrency Market).

26.      EVIDENCE AND CALCULATIONS

26.1     ACCOUNTS

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

26.2     CERTIFICATES AND DETERMINATIONS

         Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

26.3     CALCULATIONS

         Interest (including any Reserve Asset Costs) and the fees payable under Clause 23.2 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, in the case of interest payable on an amount denominated in Sterling only, 365 days.

27.      AMENDMENTS AND WAIVERS

27.1     PROCEDURE

(a) Subject to Clause 27.2 (Exceptions), if authorised by the Majority Banks, the Facility Agent or (in the case of the Security Documents) the Security Agent may waive or (with the consent of the Obligors' Agent) amend or vary any term of the Finance Documents. Any such waiver, amendment or variation so authorised and effected shall be binding on all the Finance Parties and the Facility Agent (or Security Agent as the case may be) shall be under no liability in respect of any such waiver, amendment or variation. The Obligors' Agent and the other Obligors shall be entitled to rely on any letter agreeing to any such waiver, amendment or variation given by the Facility Agent or the Security Agent, as the case may be, in their capacity as such, which the Obligors may take as confirmation that the Facility Agent or the Security Agent, as the case may be, has been duly authorised by the Majority Banks.

(b) The Facility Agent shall promptly notify the Obligors' Agent and the other Finance Parties of any waiver, amendment or variation effected under paragraph (a) above, and any such waiver, amendment or variation shall be binding on all the Parties.

27.2     EXCEPTIONS

         A waiver, amendment or variation which relates to:

         (a)      the definition of "MAJORITY BANKS" in Clause 1.1
                  (Definitions);

         (b) an extension of the date for, or a decrease in an amount or a change in the currency or waiver of, any payment under the Finance Documents;

         (c) a change in a Bank's Commitment (other than as expressly contemplated by this Agreement) or an extension of the Availability Period;

         (d) the incorporation of Additional Borrowers and/or drawers or a change in the Guarantors otherwise than in accordance with Clauses 17.1 (Additional Borrowers) or 17.2 (Additional Guarantors);

         (e) a term of a Finance Document which expressly requires the consent of each Bank;

         (f) Clauses 6 (Repayment), 7 (Prepayment and Cancellation), 10.6 (Partial payments), 11 (Taxes), 36 (Governing Law) or this Clause 27; or

         (g) any material provision of any Security Document or any release (not otherwise provided for in Clause 17.4 (Release of Guarantors and security) or the relevant Security Document) of any material asset charged by any of the Security Documents, may not be effected without the consent of each Bank.

27.3     WAIVERS AND REMEDIES CUMULATIVE

         The rights of each Finance Party under the Finance Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.      CHANGES TO THE PARTIES

28.1     TRANSFERS BY OBLIGORS

         No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

28.2     TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may at any time with the prior consent of the Parent (not to be unreasonably withheld and such consent to be deemed given within 5 Business Days of an Existing Bank's request) assign, transfer or novate any of its rights and/or obligations under this Agreement to another bank, trust, fund or financial institution (the "NEW BANK") which is a Recognised Bank provided always that no consent from the Parent will be required during the Primary Syndication Period.

(b)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with Clause 28.3 (Procedure for novation); or

         (ii) the New Bank confirms to the Facility Agent and the Parent that it undertakes to be bound by the terms of the Finance Documents as a Bank in form and substance satisfactory to the Facility Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under the Finance Documents to the extent that they are transferred to the New Bank.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-participate or sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(d) On each occasion an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Facility Agent an administration fee of (pound)1,000.

(e) Neither an Existing Bank nor any other Finance Party is responsible to a New Bank for:

         (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (ii) the collectability of amounts payable under any Finance Document or the financial condition of or the performance of its obligations under the Finance Documents by any Obligor; or

         (iii) the accuracy of any statements or information (whether written or oral) made in or in connection with or supplied in connection with any Finance Document.

(f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

         (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank or any other Finance Party in connection with any Finance Document;

         (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force;

         (iii) is a bank, trust, fund or financial institution whose ordinary business includes participation in syndicated facilities of this type; and

         (iv)     is a Recognised Bank with respect to each Borrower.

(g)      Nothing in any Finance Document obliges an Existing Bank to:

         (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause 28.2 or Clause 28.3 (Procedure for novation); or

         (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(h) Any reference in this Agreement to a Bank includes a New Bank, but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Commitment has been cancelled or reduced to nil.

28.3     PROCEDURE FOR NOVATION

(a)      A novation is effected if after prior consultation with the Parent:

         (i) the Existing Bank and the New Bank deliver to the Facility Agent a duly completed certificate executed by the Existing Bank and the New Bank, substantially in the form of Part I of
                  Schedule 5 (a "NOVATION CERTIFICATE"); and

         (ii)     the Facility Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Facility Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

         (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other under the Finance Documents (the "DISCHARGED OBLIGATIONS");

         (ii) the New Bank and the existing Parties will assume obligations towards each other under the Finance Documents which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

         (iii) the rights of the Existing Bank against the existing Parties under the Finance Documents and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

         (iv) the New Bank and the existing Parties will acquire rights against each other under the Finance Documents which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Facility Agent or, if later, the date specified in the Novation Certificate.

         The discharged obligations shall not include any obligation under Clauses 11 (Taxes) and 13 (Increased Costs) in respect of payments made prior to the effective date of such Novation Certificate.

(d) Each Obligor and each Finance Party hereby agrees for the future that in the event of an assignment or a transfer by any Existing Bank of all or part of its rights and obligations under the Finance Documents to a New Bank, the Existing Bank shall expressly preserve all of its rights under any security or privilege in relation to the existing rights, so that such security or privilege shall be automatically transferred to the New Bank.

28.4     REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Facility Agent shall (in consultation with the Parent) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

28.5     REGISTER

         The Facility Agent shall keep a record of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the record on request.

28.6     INCREASED COSTS

         If any assignment, transfer or novation of or with respect to all or any part of the rights and/or obligations of a Bank under this Agreement pursuant to Clause 28.2 (Transfers by Banks) or 28.3 (Procedure for novation) is made which results (or would but for this Clause result) at the time thereof in amounts becoming payable under Clauses 11 (Taxes) or 13.1 (Increased costs), then the assignee, transferee or New Bank shall be entitled to receive such amounts only to the extent that the assignor, transferor or Existing Bank would have been so entitled had there been no such assignment, transfer, or novation.

29.      DISCLOSURE OF INFORMATION

29.1     CONFIDENTIALITY

         Each Finance Party hereby severally undertakes to each Obligor that it will keep confidential and that it will not make use of for any purposes (otherwise than for the purposes of the Finance Documents and otherwise than in the context of an addition to its general experience, knowledge or expertise), any of the Finance Documents or other documents relating to this Agreement and all of the information distributed on behalf of the Obligors or any of them during syndication or contained in, received under or obtained in the course of discussions relating to the Finance Documents other than any such document or information which has become generally available to banks in the London market through no breach by it of this Clause, provided that each Finance Party shall be entitled to make disclosure of the same:

         (i) to its auditors, accountants, legal counsel and tax advisers and to any other professional advisers appointed to act in connection with the administration of the Finance Documents or the enforcement of, or realisation of any security provided under, any of the Finance Documents;

         (ii) to any other third party where the relevant Obligor has previously agreed in writing that disclosure may be made to that third party;

         (iii) to its Affiliates to the extent required as part of such Finance Party's credit control procedures;

         (iv) to any banking or other regulatory or examining authorities (whether governmental or otherwise) where such disclosure is requested by them;

         (v) pursuant to subpoena or other legal process, or in connection with any action, suit or proceeding relating to any of the Finance Documents;

         (vi)     pursuant to any law or regulation having the force of law; and

         (vii)    to any member of the Group.

         The provisions of this Clause 29.1 shall supersede any undertakings with respect to confidentiality previously given by any Finance Party in favour of any Obligor.

29.2     SUB-PARTICIPANTS

         Notwithstanding Clause 29.1 (Confidentiality), a Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

         (i)      a copy of any Finance Document; and

         (ii) any information which that Bank has acquired under or in connection with any Finance Document,

         provided that any such proposed transferee, participant or assignee has agreed with the Parent to keep any such Finance Document or information confidential.

29.3     PUBLICITY

         The Parent and the Arranger shall agree the form of all press announcements issued in respect of the Finance Documents and any transaction contemplated thereby.

30.      SET-OFF

         Following the occurrence of an Event of Default, a Finance Party may set off any obligation due and payable by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not due and payable) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation, at the cost of such Obligor, at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

31.      PRO-RATA SHARING

31.1     REDISTRIBUTION

         If any amount owing by an Obligor under this Agreement to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with Clause 10 (Payments) (a "RECOVERY"), then:

         (a) the recovering Finance Party shall, within 3 Business Days, notify details of the recovery to the Facility Agent;

         (b) the Facility Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Facility Agent and distributed in accordance with Clause 10 (Payments);

         (c) subject to Clause 31.3 (Exception) the recovering Finance Party shall, within 3 Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the
                  "REDISTRIBUTION") equal to the excess;

         (d) the Facility Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 10 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 10.6 (Partial payments); and

         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.2     REVERSAL OF REDISTRIBUTION

         If:

         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within 3 Business Days of demand by the recovering Finance Party through the Facility Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 31.1(e) will operate in reverse to the extent of the reimbursement.

31.3     EXCEPTION

         A recovering Finance Party need not pay a redistribution to the Facility Agent (i) to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 31.1 (Redistribution) paragraph (e) or (ii) where the recovering Finance Party made the recovery as a consequence of a judgment in any legal proceedings, to the extent that any other Finance Party was given notice of such proceedings and, being entitled to do so, did not join in such proceedings.

32.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

34.      NOTICES

34.1     GIVING OF NOTICES

         All notices or other communications under or in connection with this Agreement shall be given in writing or by facsimile. Any such notice will be deemed to be given as follows:

         (a)      if in writing, when delivered;

         (b)      if by facsimile, when received.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. Any notice given to the Facility Agent shall be confirmed in writing, but non receipt of the written confirmation shall not invalidate such notice or any action taken in reliance on the facsimile version thereof.

34.2     ADDRESSES FOR NOTICES

         The address and facsimile number of each Party for all notices under or in connection with this Agreement are:

         (a) as specified in Schedule 1 or 2, as the case may be, or in the Novation Certificate, Borrower Accession Agreement or Guarantor Accession Agreement by which such Party became a party to this Agreement, as such Party's address for notices; or

         (b) as otherwise notified by that Party for this purpose to the Facility Agent (or in the case of the Facility Agent as otherwise notified by the Facility Agent to the other Parties) by not less than five Business Days' notice.

35.      JURISDICTION

35.1     SUBMISSION

         For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

35.2     SERVICE OF PROCESS

         Without prejudice to any other mode of service, each Obligor not incorporated in England:

         (a) irrevocably appoints Getty U.K. whose registered office is at 101 Bayham Street, London NW1 0AG as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

         (b) agrees that failure by such process agent to notify the Obligor of the process will not invalidate the proceedings concerned; and

         (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 34.2 (Addresses for notices).

         Getty U.K. hereby irrevocably accepts such appointment by each other Obligor.

35.3     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         Each Obligor:

         (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

         (b) agrees that a judgment or order of an English court in connection with a Finance Document is (subject to rights of appeal before the English courts) conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

35.4     NON-EXCLUSIVITY

         Nothing in this Clause 35 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

         (a) in any other court of competent jurisdiction including in New York City, New York, United States of America; or

         (b)      concurrently in more than one jurisdiction.

35.5     WAIVER OF JURY TRIAL

         Each Obligor waives, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, or the validity, protection, interpretation, collection or enforcement hereof; and the Obligors hereby waive, to the extent permitted by applicable law, the right to interpose any set off or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such set off, counterclaim or cross-claim except to the extent that the failure so to assert any such set off, counterclaim or cross-claim would permanently preclude the prosecution of or recovery upon same. The Obligors agree that this Clause 35.5 is a specific and material aspect of this Agreement and acknowledge that the Banks would not make the Facilities available if this Clause 35.5 were not part of this Agreement.

36.      GOVERNING LAW

         This Agreement is governed by English law.

37.      SENIOR INDEBTEDNESS/DESIGNATED SENIOR INDEBTEDNESS

         The Advances and all other monetary obligations of the Parent, whether in its capacity as a Borrower, a Guarantor or otherwise, under any of the Finance Documents constitute "Senior Indebtedness" and "Designated Senior Indebtedness" as defined in the indenture dated 27th May, 1998 made between the Parent and The Bank of New York, as trustee, relating to the Parent's 4.75% Convertible Subordinated Notes due 2003. In addition, to the extent that any Obligor is now or may hereafter become party to any indenture, note, loan agreement or other document which contemplates or provides for the existence of "Senior Indebtedness" or "Designated Senior Indebtedness" of such Obligor, the parties intend that the Advances and all other monetary obligations of such Obligor, whether in its capacity as a Borrower, a Guarantor or otherwise, under any of the Finance Documents shall constitute "Senior Indebtedness" and "Designated Senior Indebtedness" for purposes of such indenture, note, loan agreement or other document.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                 VARIOUS PARTIES


                                     PART I

                                ORIGINAL BORROWER


Getty Images, Inc.
Eyewire, Inc.
PhotoDisc, Inc.
Art.com, Inc.
Tony Stone Images/America Inc
Tony Stone Images/Chicago Inc.
Tony Stone Images/New York Inc.
Tony Stone Images/Los Angeles Inc.
Getty Communications Group Finance Limited
Getty Communications Limited
Getty Images Limited


ADDRESS FOR NOTICES FOR THE ORIGINAL BORROWER

101 Bayham Street
London
NW1  0AG


Attention:        Cameron Anderson
Fax:              0171 267 6540

WITH A COPY TO THE OBLIGOR'S AGENT:

701 North 34th Street
Suite 400
Seattle
Washington 98103

Attention:        Christopher Roling
Fax:              001 206 268 1202

                                     PART II

                               ORIGINAL GUARANTORS


Getty Images, Inc.
Eyewire,Inc
PhotoDisc, Inc.
Art.com, Inc.
Tony Stone Images/America, Inc.
Tony Stone Images/Chicago Inc.
Tony Stone Images/New York Inc.
Tony Stone Images/Los Angeles Inc.
3032097 Nova Scotia Limited
Getty Communications Limited
Getty Communications Group Finance Limited
Getty Images Limited




ADDRESS FOR NOTICES FOR EACH GUARANTOR REFERRED TO ABOVE:

101 Bayham Street
London
NW1 0AG

Attention:        Cameron Anderson
Fax:              0171 267 6540

WITH A COPY TO THE OBLIGOR'S AGENT:

701 North 34th Street
Suite 400
Seattle
Washington 98103

Attention:        Christopher Roling
Fax:              001 206 268 1202

                                   SCHEDULE 2

                              BANKS AND COMMITMENTS



                                                                 COLUMN 1
                      BANKS AND NOTICE
                           DETAILS                               TRANCHE A
                                                                COMMITMENT
                                                                    US$
       HSBC Bank plc                                            50,000,000




                                                        ------------------------
                                                 TOTAL          50,000,000
                                                        ------------------------
       Address for notices:

       27/32 Poultry
       London
       EC2P  2BX

       Attention:   Graham Boyd
                    HSBC Bank plc
                    Media Telecoms & IT Team
       Fax:         0171 260 4800

                                   SCHEDULE 3

                                     PART I

           CONDITIONS PRECEDENT DOCUMENTS TO FIRST TRANCHE A DRAWDOWN


1. A certified copy of the constitutional documents, including the memorandum and articles of association, and certificates of registration of each Obligor (or, for each U.S. Obligor and 3032097 Nova Scotia Limited, the certificate and articles of incorporation and by-laws), as currently in force.

2.       (a)      A certified copy of a resolution of the board of directors (or equivalent governing body authority) of each Obligor approving the terms of, and the transactions contemplated by the Finance
                  Documents to which it is a party and resolving that it execute each such Finance Document and authorising a named person or persons to do so on behalf of such Obligor and, in the case of a Borrower, to issue any Request;

         (b) a specimen of the signature of each authorised signatory of each Obligor authorised to bind that company by his signature, pursuant to the board resolution referred to in paragraph (a) above;

         (c) a certificate of a director of each Obligor (or, for each U.S. Borrower and 3032097 Nova Scotia Limited, by one of its officers) (i) confirming that utilisation of that part of the Facility available to it in full would not cause any borrowing limit binding on it to be exceeded and (ii) certifying that each copy document delivered by such Obligor under this Part 1 of Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement; and

         (d) a certified copy of a resolution, passed by all the holders of the issued or allotted shares in each non US Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which such non US Obligor is to be a party.

3.       A copy (or originals) of the duly executed Finance Documents.

4. A copy of any other authorisation or consents or other document, opinion or assurance which is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

5. At least two originals of each of the Security Documents duly executed by the relevant Obligor and each other party thereto, together with share certificates, stock powers or share transfer forms (as appropriate) executed in blank and title documents (if any) relating to assets charged by the Security Documents which are contemplated to be delivered to the Security Agent and copies of all notices required to be despatched pursuant to the Security Documents.


6.       A certified copy of the Financial Forecasts.

7. Satisfactory results to all company searches and land priority/charge searches relating to each Obligor (including in respect of leasehold property copies of the relevant lease agreements).

8. Releases for all existing Encumbrances registered in respect of any assets of any member of the Group, save Permitted Encumbrances.

9.       Requests in relation to all Advances to be made at Signing Date.

10.      A legal opinion of:

         (a) Allen & Overy, English legal advisers to the Facility Agent, addressed to the Finance Parties;

         (b) Kirkland & Ellis, United States legal advisers to the Facility Agent, addressed to the Finance Parties; and

         (c) in-house U.S. legal counsel to the Group in relation to US law addressed to the Finance Parties;

         (d) Weil, Gotshal & Manges legal advisers to the Group, in relation to US law addressed to the Finance Parties; and

         (e) Stewart McKelvey Stirling Scales legal advisers to the Group in relation to Canadian law addressed to the Finance Parties,

         together with all such other legal opinions in relation to the US Obligors or 3032097 Nova Scotia Limited as the Facility Agent may reasonably require.

11. Evidence that all Borrowings not permitted pursuant to Clause 19.10 (Borrowing) have been repaid.

12. Written confirmation from Getty U.K. that it accepts the appointment as process agent for each Obligor which is not incorporated in England and any subsequent appointment made by any Additional Borrower or Additional Guarantor.

13.      A solvency statement of the chief financial officer of each U.S.
         Obligor.

14.      Structure Memorandum.

15. Payment of all fees payable under Clause 23 (fees) and expenses payable under Clause 24.1(a) (Initial and Special Costs)

                                     PART 1A

                          FURTHER CONDITIONS PRECEDENT

1. A certified copy of the constitutional documents, including the by-laws and certificate and articles of incorporation of The Image Bank Inc.

2. A certified copy of a resolution of the board of directors of the Parent approving the terms of and the transactions contemplated by the Acquisition Agreements to which it is a party.

3. A certified copy of a resolution of the board of directors of The Image Bank, Inc approving the terms of and the transactions contemplated by the Finance Documents to which it is a party and resolving that it execute each such Finance Document and authorising a named person or persons do so on its behalf.

4. A certificate signed by an authorised signatory of the Parent on its behalf to the effect that:

         (i) the Acquisition was completed on or about 22nd November, 1999;

         (ii) completion of the Acquisition has not, in the opinion of the executive directors of the Parent, materially and adversely impacted on the ability of the enlarged Group to comply with the financial covenants set out in Clause 20 (Financial Covenants) until the Final Maturity Date; and

         (iii) all regulatory approvals and authorisations necessary or desirable in connection with the TIB Acquisition have been obtained.

5.       A copy of the following duly executed documents:

         (a) the Acquisition Agreements and the press announcement in connection with the TIB Acquisition; and

         (b)      the Prospectus.

6. Satisfactory results of all company searches and land priority/charge searches relating to the Acquired Assets.

7.       A certified copy of the Base Financial Statements.

8.       A Guarantor Accession Agreement duly executed by The Image Bank, Inc.

9. At least two originals of each of the Security Documents duly executed by The Image Bank, Inc. and each other party thereto, together with such legal opinions as the Facility Agent may reasonably require, stock powers executed in blank and title documents (if any) relating to assets charged by the Security Documents which are contemplated to be delivered to the Security Agent and copies of all notices required to be despatched pursuant to the Security Documents.

                                     PART II


        CONDITIONS PRECEDENT DOCUMENTS ON BORROWER OR GUARANTOR ACCESSION


Each of the documents referred to in Schedule 3 Part I paragraphs 1, 2, 4, 7, 10 and 15 relating to any Additional Borrower or Additional Guarantor.

                                   SCHEDULE 4

                                 FORM OF REQUEST


To:               HSBC Investment Bank plc as Facility Agent

Attention:        [         ]

From:             [BORROWER]
                                              Date:[                   ]


                                                GETTY IMAGES, INC.
                     UP TO U.S.$100,000,000 REVOLVING CREDIT FACILITY AGREEMENT
                                                DATED OCTOBER, 1999
                                             (THE "CREDIT AGREEMENT")

Terms used in this Request and defined in the Credit Agreement have the same meaning in this Request as in the Credit Agreement.

1.       We wish to borrow an Advance as follows:

         (a)      Borrower:                       [              ]

         (b)      Drawdown Date:                  [              ]

         (c)      Original Dollar Amount/amount:  [U.S.$         ]

         (d)      Currency:                       [Dollars/Sterling/euros/other]

         (e)      Term:                           [              ]

         (f)      Payment Instructions:           [              ].

2. We confirm that each condition specified in Clause 4.3 (Conditions Precedent to each Advance) is satisfied on the date of this Request.



Yours faithfully,


________________________
for and on behalf of
GETTY IMAGES, INC.
as Obligors' Agent

                                   SCHEDULE 5

                          FORMS OF ACCESSION DOCUMENTS

                                     PART I

                              NOVATION CERTIFICATE

To:      HSBC Investment Bank plc as Facility Agent

From:    [THE EXISTING BANK] and [THE NEW BANK]                Date: [         ]


                               GETTY IMAGES, INC.
           UP TO U.S.$100,000,000 REVOLVING CREDIT FACILITY AGREEMENT
                               DATED OCTOBER, 1999
                            (THE "CREDIT AGREEMENT")

References to Clauses are to Clauses of the Credit Agreement.

We refer to Clause 28.3 (Procedure for novation).

1. We [ ] (the "EXISTING BANK") and [ ] (the "NEW BANK") agree to the Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 28.3.

2. From the date specified in paragraph 3 below, the New Bank becomes party to the Credit Agreement as a Bank, with the rights and obligations referred to in the Schedule.

3. The specified date for the purposes of Clause 28.3(c) is [date of novation].

4. The Facility Office and address for notices of the New Bank for the purposes of Clause 34.2 (Addresses for notices) are set out in the Schedule.

5.       The Existing Bank and the New Bank acknowledge and agree that Clauses
         28.2 (Transfers by Banks) paragraphs (d), (e), (f) and (g) apply to this Novation Certificate and the novation contemplated hereby as if set out in full herein, mutatis mutandis.

6. It is expressly agreed that the security created or evidenced by the Security Documents shall be preserved for the benefit of the New Bank and each other Finance Party.

7.       This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                      RIGHTS AND OBLIGATIONS TO BE NOVATED



[Details of the rights and obligations of the Existing Bank to be novated].

[NEW BANK]

[Facility Office                                     Address for notices]

[Existing Bank]                         [New Bank]

By:                                     By:

Date:                                   Date:


[                  ]
as Facility Agent

By:

Date:

                                     PART II

                          BORROWER ACCESSION AGREEMENT

To:      HSBC Investment Bank plc as Facility Agent

From:    [PROPOSED BORROWER] and GETTY IMAGES, INC.

                                                                [Date]

                    GETTY IMAGES, INC. UP TO U.S.$100,000,000
                       REVOLVING CREDIT FACILITY AGREEMENT
                               DATED OCTOBER, 1999
                            (THE "CREDIT AGREEMENT")

Terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

We refer to Clause 17.1 (Additional Borrowers).

We, [Name of company] of [Registered Office] (Registered no. [ ] agree to become party to and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 17.1 (Additional Borrowers).

The address for notices of the Additional Borrower for the purposes of Clause
34.2 (Addresses for notices) is:

[                          ]


This Agreement is governed by English law.

[ADDITIONAL BORROWER]

By:

GETTY IMAGES, INC.

By:

[Facility Agent]

By:

                                    PART III

                          GUARANTOR ACCESSION AGREEMENT

To:      HSBC Investment Bank plc as Facility Agent

From:    [PROPOSED GUARANTOR]
                                                            Date: [        ]


                    GETTY IMAGES, INC. UP TO U.S.$100,000,000
                       REVOLVING CREDIT FACILITY AGREEMENT
                               DATED OCTOBER, 1999
                            (THE "CREDIT AGREEMENT")

Terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

We refer to Clause 17.2 (Additional Guarantors).

We, [name of company] of [Registered Office] (Registered no. [ ]) agree to become party to and to be bound by the terms of the Credit Agreement as an Additional Guarantor in accordance with Clause 17.2 (Additional Guarantors).

Our address for notices for the purposes of Clause 34.2 (Addresses for notices) is:

[                     ]

This Deed is governed by English law.


[EXECUTION AS A DEED
BY PROPOSED GUARANTOR]

GETTY IMAGES, INC.

By:

[Facility Agent]

By:

                                   SCHEDULE 6

                               SECURITY DOCUMENTS


1.       Security over the shares of each of:

         Art.Com, Inc
         Photodisc, Inc.
         Eyewire, Inc.
         Tony Stone Images/America Inc.
         Tony Stone Images/Los Angeles Inc.
         Tony Stone Images/Chicago Inc.
         Tony Stone Images/New York Inc.
         Tony Stone Images/Seattle Inc.
         Tri-Energy Productions Inc.
         Liason Agency Inc
         Getty Images Limited
         Getty Communications Group Finance Limited
         Allsport Photographic Ltd
         Getty Communications Limited
         3032097 Nova Scotia Limited
         Hulton Getty Holdings Limited

2.       Debenture or general business charge from:

         Getty Images Inc
         PhotoDisc, Inc
         Art.Com, Inc.
         Eyewire, Inc
         Tony Stone Images/America Inc.
         Tony Stone Images/Chicago Inc.
         Tony Stone Images/New York Inc.
         Tony Stone Images/Los Angeles Inc.
         3032097 Nova Scotia Limited
         Getty Communications Group Finance Limited
         Getty Communications Limited
         Getty Images Limited


3.       Charge over trademarks (U.S. law) from:

         Getty Communications Limited
         Getty Images Limited

                                   SCHEDULE 7

                        CALCULATION OF THE MANDATORY COST


(a) For the purpose of the definition of Mandatory Cost, the Mandatory Cost for an Advance for each of its Terms is the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places/the nearest 1/16th of one per cent.) of the respective rates notified by each of the Reference Banks to the Facility Agent and calculated in accordance with the following formulae:

         in relation to an Advance denominated in Sterling:

         BY + S(Y-Z) + F x 0.01 % per annum = Mandatory Cost
         ----------------------
               100-(B + S)

         in relation to any other Advance:

         F x 0.01 % per annum = Mandatory Cost
         --------
            300

         where on the day of application of the formula:

         B is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is LIBOR at or about 11.00 a.m. on that day for the relevant Interest Period;

         S is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

         Z is the interest rate per annum allowed by the Bank of England on special deposits; and

         F is the charge payable by the Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero expressed in pounds per (pound)1 million of the fee base of the Reference Bank.

(b)      For the purposes of this Schedule 7:

         (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them by the Bank of England at the time of application of the formula by the Bank of England; and

         (ii)     "FEE BASE" has the meaning given to it in the Fees
                  Regulations;

                  (iii) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1998 and/or any other regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) If a Reference Bank does not supply a rate to the Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(e)      (i)      Each formula is applied on the first day of each Term.

         (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places/the nearest 1/16th of one per cent..

(f) If the Facility Agent determines that a change in circumstances has rendered, or will render, the formulae inappropriate, the Facility Agent (after consultation with the Banks) shall notify the Parent of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 8

                              MATERIAL SUBSIDIARIES




         Getty Images Inc
         PhotoDisc, Inc
         Tony Stone Images/America Inc.
         Tony Stone Images/Chicago Inc.
         Tony Stone Images/New York Inc.
         Tony Stone Images/Los Angeles Inc.
         3032097 Nova Scotia Limited
         Eyewire, Inc
         Art.Com, Inc.
         Getty Communications Group Finance Limited
         Getty Communications Limited
         Getty Images Limited
         Allsport (UK) Limited

                                   SCHEDULE 9


                 REPAYMENT OF EXISTING REVOLVING CREDIT FACILITY

   AMOUNT TO BE REPAID                                         ROLL-OVER DATE
           US$

        3,000,000                                                 29.10.99

        5,000,000                                                 29.10.99

       10,000,000                                                 29.10.99

        2,000,000                                                 01.11.99

                                   SIGNATORIES

ORIGINAL BORROWER

GETTY IMAGES, INC.
As Original Borrower and Original Guarantor


By:               Jonathan Klien

EYEWIRE, INC.
As Original Borrower and Original Guarantor


By:              Bradley Zumwalt


PHOTODISC, INC.
As Original Borrower and Original Guarantor


By:               Jonathan Klien


ART.COM, INC.
As Original Borrower and Original Guarantor


By:              Jonathan Klien


TONY STONE IMAGES/AMERICA INC.
As Original Borrower and Original Guarantor



By:               Jonathan Klien


TONY STONE IMAGES/CHICAGO, INC
As Original Borrower and Original Guarantor


By:               Jonathan Klien


TONY STONE IMAGES/NEW YORK, INC
As Original Borrower and Original Guarantor

By:               Jonathan Klien


TONY STONE IMAGES/LOS ANGELES, INC
As Original Borrower and Original Guarantor



By:               Jonathan Klien



GETTY COMMUNICATIONS LIMITED
As Original Borrower and Original Guarantor



By:               Jonathan Klien



GETTY COMMUNICATIONS GROUP FINANCE LIMITED
As Original Borrower and Original Guarantor



By:               Jonathan Klien


GETTY IMAGES LIMITED
As Original Borrower and Original Guarantor



By:               Jonathan Klien



ORIGINAL GUARANTOR

3032097 NOVA SCOTIA LIMITED
As Original Guarantor

By:               Jonathan Klien



ARRANGER

HSBC INVESTMENT BANK plc

By:               M.T. Nickell



ORIGINAL BANK

HSBC BANK plc

By:      Graham Boyd



FACILITY AGENT

HSBC INVESTMENT BANK plc

By:      M. T. Nickell


SECURITY AGENT

HSBC INVESTMENT BANK plc

By:      M. T. Nickell



OVERDRAFT BANK

HSBC BANK plc

By:      Graham Boyd

                                                CONFORMED COPY INCORPORATING ALL
                                             AMENDMENTS AS AT 3RD DECEMBER, 1999



                                CREDIT AGREEMENT


                            DATED 25th October, 1999



                             Up to U.S.$100,000,000



                            REVOLVING CREDIT FACILITY

                                     Between

                               GETTY IMAGES, INC.
                             and others as Borrowers
                                and/or Guarantors

                            HSBC INVESTMENT BANK plc
                                   as Arranger

                                    THE BANKS

                            HSBC INVESTMENT BANK plc
                                as Security Agent

                            HSBC INVESTMENT BANK plc
                                as Facility Agent

                                       and

                                  HSBC Bank plc
                                as Overdraft Bank


             THIS IS DESIGNATED SENIOR INDEBTEDNESS FOR THE PURPOSES
                 OF THE 4.75% CONVERTIBLE SUBORDINATED NOTES DUE
                        2003 ISSUED BY GETTY IMAGES INC.





                                  ALLEN & OVERY
                                     London
                                   BK:701106.1

                                     INDEX

CLAUSE                                                                                                     PAGE
1.       Interpretation.......................................................................................1
2.       The Facilities......................................................................................19
3.       Purpose.............................................................................................22
4.       Conditions Precedent................................................................................22
5.       Drawdown............................................................................................23
6.       Repayment...........................................................................................24
7.       Prepayment and Cancellation.........................................................................24
8.       Interest............................................................................................26
9.       Optional Currencies.................................................................................28
10.      Payments............................................................................................28
11.      Taxes...............................................................................................30
12.      Market Disruption...................................................................................33
13.      Increased Costs.....................................................................................34
14.      Illegality..........................................................................................36
15.      Mitigation..........................................................................................36
16.      Guarantee...........................................................................................37
17.      Additional Borrowers, Guarantors and Security.......................................................40
18.      Representations and Warranties......................................................................43
19.      Undertakings........................................................................................50
20.      Financial Covenants.................................................................................63
21.      Default.............................................................................................65
22.      The Agents and The Arranger.........................................................................71
23.      Fees................................................................................................76
24.      Expenses............................................................................................78
25.      Indemnities.........................................................................................78
26.      Evidence and Calculations...........................................................................79
27.      Amendments and Waivers..............................................................................79
28.      Changes to the Parties..............................................................................81
29.      Disclosure of Information...........................................................................83
30.      Set-Off.............................................................................................84
31.      Pro-Rata Sharing....................................................................................85
32.      Severability........................................................................................86
33.      Counterparts........................................................................................86
34.      Notices.............................................................................................86
35.      Jurisdiction........................................................................................87
36.      Governing Law.......................................................................................88
37.      Senior Indebtedness/Designated Senior Indebtedness..................................................88

SCHEDULES                                                                                                  PAGE

1.       Various Parties.....................................................................................89
         Part I - Original Borrower..........................................................................89
         Part II - Original Guarantors.......................................................................90
2.       Banks and Commitments...............................................................................91
3.       Part I - Conditions Precedent Documents to Signing..................................................92
         Part 1A - Further Conditions Precedent..............................................................94
         Part II - Conditions Precedent Documents on Borrower or Guarantor Accession.........................95
4.       Form of Request.....................................................................................96
5.       Forms of Accession Documents........................................................................97
         Part I - Novation Certificate.......................................................................97
         Part II - Borrower Accession Agreement..............................................................99
         Part III - Guarantor Accession Agreement...........................................................100
6.       Security Documents.................................................................................101
7.       Calculation of the Mandatory Cost..................................................................102
8.       Material Subsidiaries..............................................................................104
9.       Repayment of Existing Revolving Credit Facility....................................................105

SIGNATORIES.................................................................................................106